UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Acadia Realty Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2008

TO OUR SHAREHOLDERS:

Please take notice that the annual meeting of shareholders (the “Annual Meeting”) of Acadia Realty Trust (the “Company”) will be held on Wednesday May 14, 2008, at 10:00 a.m., local time, at the offices of Paul, Hastings, Janofsky & Walker, LLP, which are located at Park Avenue Tower, 75 East 55th Street, New York, NY 10022, for the purpose of considering and voting upon:

1.	The election of seven Trustees to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	The ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008;

3.	Such other business as may properly come before the annual meeting.

The Board of Trustees of the Company recommends a vote “FOR” each of the proposals. You should carefully review the accompanying Proxy Statement which contains additional information.

The Board of Trustees has fixed the close of business on March 31, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By order of the Board of Trustees

Robert Masters, Secretary
April 9, 2008

IT IS VERY IMPORTANT THAT YOU SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

YOUR FAILURE TO PROMPTLY RETURN THE PROXY INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

ACADIA REALTY TRUST
1311 MAMARONECK AVENUE, SUITE 260, WHITE PLAINS, NEW YORK 10605

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
May 14, 2008

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (“Board of Trustees,” “Trustees” or “Board”) of the Company for use at the Annual Meeting of its shareholders scheduled to be held on Wednesday, May 14, 2008, at 10:00 a.m., local time, at the offices of Paul, Hastings, Janofsky & Walker, LLP, which are located at Park Avenue Tower, 75 East 55th Street, New York, NY 10022, or any postponement or adjournment thereof. This Proxy Statement and accompanying form of proxy were first sent to shareholders on or about April 9, 2008.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 14, 2008 – This Proxy Statement and the Company’s 2007 Annual Report to shareholders are available at www.acadiarealty.com/proxy.

The Company will bear the costs of the solicitation of its proxies in connection with the Annual Meeting, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation of proxies by mail, the Company’s Board of Trustees, officers and employees may solicit proxies in connection with the Annual Meeting by telephone, telegram, personal interviews or otherwise. Trustees, officers and employees will not be paid any additional compensation for soliciting proxies. Arrangements have been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common shares of beneficial interest, par value $.001 of the Company, (the “Common Shares”) held of record by such persons or firms with their nominees, and in connection therewith, such firms will be reimbursed for their reasonable out-of-pocket expenses in forwarding such materials.

All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the specification thereon. If no specification is made, signed proxies will be voted “FOR” each of the proposals set forth in the Notice of Annual Meeting. Any shareholder executing and delivering a proxy has the right to revoke such proxy at any time prior to the voting thereof by notice to the Company. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person at that time. Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to the attention of the Secretary, Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605.

The Board of Trustees recommends a vote “FOR” each of the proposals.

OUTSTANDING SHARES AND VOTING RIGHTS

The outstanding capital shares of the Company as of March 31, 2008 consisted of 32,262,127 Common Shares. Holders of Common Shares are entitled to one vote for each Common Share registered in their names on the record date. The Board of Trustees has fixed the close of business on March 31, 2008 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The presence, in person or by proxy, of the holders of Common Shares entitled to cast at least a majority of the votes of the outstanding Common Shares on March 31, 2008 will constitute a quorum to transact business at the Annual Meeting.

The approval of a plurality of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting in the election of Trustees will be required to approve the nominees for Trustees at the Annual Meeting. There is no cumulative voting in the election of Trustees. The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting will be required for the ratification of the appointment of the independent registered public accounting firm of BDO Seidman, LLP as the independent registered public accounting firm.

Proxies marked abstain and which have not voted on a particular proposal are included in determining a quorum for the Annual Meeting. Abstentions are not treated as votes cast in the election of Trustees or in the ratification of the appointment of the independent registered public accounting firm, and thus are not the equivalent of votes against a nominee or against the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm, as the case may be, and will not affect the vote with respect to these matters. Because the proposals described in this proxy statement are considered “routine”, there will be no “broker non-votes”.

PROPOSAL 1 — ELECTION OF TRUSTEES

There are seven nominees for election as Trustees for one-year terms, expiring in 2009 or until their successors are elected. Election of each Trustee requires the approval of a plurality of the votes cast by the holders of Common Shares in person or by proxy at the Annual Meeting.

The Company’s Bylaws provide that the Board of Trustees may be composed of up to a maximum of 15 members. The Board of Trustees currently consists of eight Trustees, each of whom serves until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. As stated elsewhere herein, the enclosed proxy will be voted for the election as Trustee of each nominee whose name is set forth below unless a contrary instruction is given. All of the nominees currently serve as Trustees of the Company. Management believes that all of its nominees are willing and able to serve the Company as Trustees. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof, other nominees are designated, the persons named in the enclosed proxy or their substitutes will have the discretion and authority to vote or refrain from voting for other nominees in accordance with their judgment. The Board of Trustees has a Nominating and Corporate Governance Committee.

Trustee Independence. With seven independent Trustees out of eight, the Board has satisfied its objective that a majority of the Board should consist of independent Trustees. The Board of Trustees has affirmatively determined that each of Messrs. Crocker, Forman, Kellar, Spitz and Wielansky and Mss. Hopgood and Luscombe is independent under the rules of the New York Stock Exchange. The Board of Trustees considered transactions and relationships between each Trustee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. In determining Mr. Wielansky’s independence, the Board of Trustees considered the fact that Mr. Wielansky is entitled to receive annual fees totaling $100,000 for providing consulting services to the Company, including assisting with the underwriting and analysis of development and redevelopment opportunities as well as assisting with sourcing of direct acquisitions and identifying potential joint venture partners. The Board of Trustees did not consider this relationship to be material in determining Mr. Wielansky’s independence because it believed the amount involved would not interfere with Mr. Wielansky’s independent judgment. The Board of Trustees has determined that each member of the Audit, Compensation and Nominating and Corporate Governance committees is independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange. Upon the election of all nominees, the Company will continue to meet the New York Stock Exchange requirement for a majority of independent Trustees serving on the Board of Trustees.

The following is a brief description of the nominees for election as Trustees of the Company:

Nominees for Election as Trustees

Kenneth F. Bernstein, age 46, has been Chief Executive Officer of the Company since January of 2001. He has been President and Trustee of the Company since August 1998, when the Company acquired substantially all of the assets of RD Capital, Inc. (“RDC”) and affiliates. Mr. Bernstein is responsible for strategic planning as well as overseeing the day-to-day activities of the Company including operations, acquisitions and capital markets. From 1990 to August 1998, Mr. Bernstein was the Chief Operating Officer of RDC. In such capacity, he was responsible for overseeing the day-to-day operations of RDC, its management companies, and its affiliated partnerships. Prior to joining RDC, Mr. Bernstein was an associate at the New York law firm of Battle Fowler, LLP, from 1986 to 1990. Mr. Bernstein received his Bachelor of Arts Degree from the University of Vermont and his Juris Doctorate from Boston University School of Law. Mr. Bernstein also serves on the Board of Directors for BRT Realty Trust. Mr. Bernstein is also a member of the National Association of Corporate Directors (“NACD”), International Council of Shopping Centers (“ICSC”), National Association of Real Estate Investment Trusts (“NAREIT”), for which he serves on the Board of Governors, Urban Land Institute (“ULI”), and the Real Estate Roundtable. Mr. Bernstein is also a member of the Young President’s Organization (“YPO”), where he is the chairman of the Real Estate Network.

Douglas Crocker II, age 68, has been a Trustee of the Company since November 2003. Mr. Crocker was most recently the Chief Executive Officer of Equity Residential, a multi-family residential real estate investment trust (“REIT”), from December 1992 until his retirement in December of 2002. During Mr. Crocker’s tenure, Equity Residential grew from 21,000 apartments with a total market capitalization of $700 million to a $17 billion company with over 225,000 apartments. Mr. Crocker was also a former Managing Director of Prudential Securities, and from 1982 to 1992 served as Chief Executive Officer of McKinley Finance Group, a privately held company involved with real estate, banking and corporate finance. From 1979 to 1982 Mr. Crocker was President of American Invesco, the nation’s largest condominium conversion company, and from 1969 to 1979 served as Vice President of Arlen Realty and Development Company. He currently sits on the boards of real estate companies Ventas, REIS, Inc., Post Properties and also serves on the board NMHC. Mr. Crocker has been a five-time recipient of Commercial Property News’ Multifamily Executive of the Year Award, a three-time winner of their REIT Executive of the Year Award and three-time winner of Realty Stock Review’s Outstanding CEO Award. He has over forty years of real estate experience. Mr. Crocker is also a member of the NACD.

Suzanne M. Hopgood, age 58, from 1979 through 1985 was responsible for overseeing a $1 billion equity real estate investment portfolio for Aetna Realty Investors prior to founding The Hopgood Group, LLC, a provider of consulting and interim management services. Since 2008, she has also been the Director of Board Advisory Services of the NACD, providing Institutional Shareholder Services (“ISS”) approved in-boardroom courses to about 100 public companies per year. She is currently developing residential property in Hartford, Connecticut and has over 25 years of real estate experience. She currently serves on the board of PointBlank Industries Inc., a manufacturer of protective gear for the military and law enforcement agencies and Newport Harbor Corporation, both since 2007. She has served as Chairman of the Board of two public companies: Del Global Technologies (DGTC) (2003 through 2005) and Furr’s Restaurant Group, Inc. (NYSE: FRG) (1998 through 2000). She has served as Chairman of an audit committee and she is an audit committee financial expert as that term is defined by the Securities and Exchange Commission (“SEC”). She has also served as the Chief Executive Officer of both public and private companies. Ms. Hopgood has extensive experience in workouts, turnarounds and restructurings. She is an NACD Certified Director and co-authored the award-winning, “Board Leadership for the Company in Crisis”. She is on the faculty of NACD and teaches ISS approved courses for NACD.

Lorrence T. Kellar, age 70, has been a Trustee of the Company since November 2003 and is an audit committee financial expert under rules promulgated by the SEC. Mr. Kellar is currently Vice President, Retail Development for Continental Properties and is a director of Multi-Color Corporation (Chairman), Frisch’s Restaurants and Spar Group, Inc. Prior to joining Continental Properties in November of 2002, Mr. Kellar served as Vice President of Real Estate with Kmart Corporation from 1996 to 2002. From 1965 to 1996, Mr. Kellar served with The Kroger Co., the country’s largest supermarket company, where his final position was Group Vice President of Finance and Real Estate. Mr. Kellar is also a member of the NACD.

Wendy Luscombe, age 56, has been a Trustee of the Company since 2004. She is Principal of WKL Associates, Inc., a real estate investment manager and consultant founded in 1994. Ms. Luscombe has managed investment portfolios totaling $5 billion over the last 25 years and has represented foreign investors including UK Prudential and British Coal Pension Funds in their United States real estate investment initiatives. For 10 years she was Chief Executive Officer of Pan American Properties, Inc., a REIT sponsored by British Coal Pension Funds. She was also a member of the Board of Governors of the NAREIT. Ms. Luscombe has served on various boards of public companies in both the United States and United Kingdom for nearly 25 years and is an audit committee financial expert. She was formerly a Board Member, Chairman of the Investment Committee and member of the audit committee for PXRE Group Ltd., a New York Stock Exchange listed reinsurance company. She resigned from her positions with PXRE Group Ltd. in August 2007 when the company merged with Argonaut Group, but was appointed an outside director of PXRE Reinsurance Company, the United States subsidiary of PXRE Group Ltd. She also serves as Co-Lead Director, Executive Committee Member and Audit Committee member for the Zweig Fund and Zweig Total Return Fund, public closed-end mutual funds. Additionally, she serves as Chairman of the Management Oversight Committee for the Deutsche Bank International Real Estate Opportunities Fund and as Board Member for Endeavour Real Estate Securities and Amadeus Real Estate Securities (Ireland) both private REIT mutual funds. She was also a Board Member for the Commission of New Towns in the United Kingdom. She was previously a Board Member for Endeavour Real Estate Securities a private REIT mutual fund. Ms. Luscombe is also a member of the NACD and an NACD Certified Director and a member of NACD’s teaching faculty, a member of the International Corporate Governance Network, a Fellow of the Royal Institution of Chartered Surveyors and a Member of the Chartered Institute of Arbitrators.

William T. Spitz, age 56, has been a Trustee of the Company since August 2007. He was Vice Chancellor for Investments and Treasurer of Vanderbilt University, Nashville, Tennessee from 1985 to July 2007. As Vice Chancellor for Investments at Vanderbilt Mr. Spitz was responsible for managing the University’s $3.5 billion endowment. He was also a member of the Senior Management Group of the University, which is responsible for the day-to-day operations of the institution. During his tenure, the Vanderbilt endowment earned returns in the top 5% of a broad universe of endowments for multiple time frames. While at Vanderbilt, Mr. Spitz: conducted asset allocation studies and implemented detailed investment objectives and guidelines, developed a comprehensive risk management plan, invested in approximately two hundred limited partnerships in five illiquid assets classes, selected new custodians for both the endowment fund and the University’s charitable remainder trusts and implemented a more aggressive approach to working capital management which increased returns by 2% per annum. In addition, Mr. Spitz was also on the faculty of Vanderbilt University as Clinical Professor of Management-Owen Graduate School of Management. He has also held various high-level positions with successful asset management companies and has served on the Board of several companies, including Cambium Global Timber Fund, The Common Fund, Diversified Trust Company and the Bradford Fund. He has also served on multiple advisory committees, including Acadia’s Opportunity Fund Advisory Boards, on which he served from 2001 to July 2007. Mr. Spitz is a published author and frequent speaker at industry conferences and seminars.

Lee S. Wielansky, age 56, has been a Trustee of the Company since May 2000. Mr. Wielansky has been Chairman and Chief Executive Officer of Midland Development Group, Inc., which focuses on the development of retail properties in the mid-west and southeast, since May 2003. From November 2000 to March 2003, Mr. Wielansky served as Chief Executive Officer and President of JDN Development Company, Inc. and a director of JDN Realty Corporation through its merger with Developers Diversified Realty Corporation in 2003. He was also a founding partner and Chief Executive Officer of Midland Development Group, Inc. from 1983 through 1998 when the company was sold to Regency Centers Corporation. Mr. Wielansky serves as the Chairman of the Board of Directors of Pulaski Bank and is a Director for Isle of Capri Casinos, Inc. Mr. Wielansky is also a member of the NACD.

Vote Required; Recommendation

The election to the Board of Trustees of each of the seven nominees will require the approval of a plurality of the votes cast by the holders of Common Shares in person or by proxy at the Annual Meeting. The Board of Trustees unanimously recommends that the shareholders vote “FOR” the election of each of the seven nominees to the Board of Trustees.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Trustees has selected BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, and has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

Shareholder ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm is not required by the Company’s Declaration of Trust, Bylaws or otherwise. However, the Board of Trustees is submitting the selection of BDO Seidman, LLP to the shareholders for ratification as a matter of what it considers to be good corporate practice. Notwithstanding the ratification of, or failure to ratify the selection, the Audit Committee of the Board of Trustees in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its subsidiaries.

Representatives of BDO Seidman, LLP are not expected to be present at the Annual Meeting.

Vote Required; Recommendation

The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting in the ratification of the appointment of the independent registered public accounting firm is required to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm. The Board of Trustees unanimously recommends that the shareholders vote “FOR” the ratification of BDO Seidman, LLP as the independent registered public accounting firm.

MANAGEMENT

Meetings and Attendance

During 2007, the Board of Trustees held seven meetings, the Audit Committee held nine meetings, the Compensation Committee held 12 meetings, the Nominating and Corporate Governance Committee held six meetings and the Investment/Capital Markets Committee had numerous telephonic discussions on transactions. The Board of Trustees believes consistent attendance with a minimum of missed meetings is important in carrying out the responsibilities of being a Trustee. The average attendance in the aggregate of the total number of Board of Trustees and committee meetings was 94%. No Trustee attended fewer than 90%  of the aggregate of all meetings of the Board of Trustees and applicable committee meetings with the exception of Mr. Forman who attended slightly fewer than 75% of the aggregate of all meetings of the Board of Trustees and applicable committee meetings due to overriding time constraints of his employment. Due to these time constraints, Mr. Forman will not sit for re-election to the Board of Trustees.

The Company does not have a formal policy requiring Trustees to be present at annual meetings, although the Company does encourage their attendance. All of the Company’s Trustees attended the 2007 annual meeting.

Trustees and Named Executive Officers

The Trustees and Named Executive Officers (as hereinafter defined) of the Company as of the date of this Proxy Statement are as follows:

			Year First Became
Name	Age	Office Held	Officer/ Trustee	Term Expires
Kenneth F. Bernstein	46	Trustee and Chief Executive Officer	1998	2008
Lee S. Wielansky	56	Trustee; Independent Lead Trustee	2000	2008
Alan S. Forman (1)	42	Trustee	2002	2008
Douglas Crocker II	68	Trustee	2003	2008
Lorrence T. Kellar	70	Trustee	2003	2008
Suzanne M. Hopgood	58	Trustee	2004	2008
Wendy Luscombe	56	Trustee	2004	2008
William T. Spitz	56	Trustee	2007	2008
Joel Braun	56	Executive Vice President and Chief	1998	—
		Investment Officer
Joseph Hogan	57	Senior Vice President and Director	1999	—
		of Construction
Robert Masters	63	Senior Vice President, General	1998	—
		Counsel, Chief Compliance Officer
		and Secretary
Michael Nelsen	61	Senior Vice President and Chief	2003	—
		Financial Officer

(1)	Mr. Forman has informed the Company that he will not seek re-election when his term expires at the Annual Meeting.

Biographical information with respect to Messrs. Bernstein, Crocker, Kellar, Spitz and Wielansky, and Mss. Hopgood and Luscombe is set forth under “PROPOSAL 1 — ELECTION OF TRUSTEES,” above.

Joel Braun, age 56, has been Chief Investment Officer of the Company since August 1998. Mr. Braun was a Senior Vice President of the Company from August 1998 until January 2007 when he was named Executive Vice President. Mr. Braun is responsible for all of the Company’s merger and acquisition activities. Previously, Mr. Braun was Vice President of Acquisitions for RD Capital, Inc. Mr. Braun holds a Bachelor’s Degree in Business Administration from Boston University and a Master’s Degree in Planning from The Johns Hopkins University.

Joseph Hogan, age 57, has been a Senior Vice President and Director of Construction since 1999. From 1994 to 1999, Mr. Hogan served as Vice President with Kimco Realty Corporation, where he was responsible for retail and commercial construction projects for Kimco and its third party customers. Prior to joining Kimco, he was with Konover Construction Company located in West Hartford, Connecticut, where he was responsible for construction projects throughout the eastern half of the United States.

Robert Masters, Esq., age 63, has been a Senior Vice President, the General Counsel, Chief Compliance Officer and Secretary of the Company since 1998 and was previously General Counsel of RD Capital, Inc. since 1994. Prior to that, Mr. Masters was General Counsel for API Asset Management for over five years, Senior Vice President, Deputy General Counsel for European American Bank from 1985 to 1990, and Vice President and Counsel for National Westminster Bank from 1977 to 1985. Mr. Masters received his Bachelor of Arts from the City University of New York and his J.D. from New York University Law School. Mr. Masters is a member of the New York State Bar.

Michael Nelsen, age 61, has been the Chief Financial Officer and a Senior Vice President since March 2003. Prior to joining the Company, Mr. Nelsen was the President of G. Soros Realty, Inc. and Director of Real Estate for Soros Private Funds Management LLC from 1994 to 2003. His responsibilities included asset/portfolio management of real estate operations, financial reporting, financings, asset acquisitions and dispositions. From 1969 to 1980 he was an employee, and from 1981 to 1994, he was a partner, of the public accounting firm of Berdon LLP (formerly David Berdon & Co.). Mr. Nelsen graduated from Bernard M. Baruch School of Business in 1969 and has been a Certified Public Accountant since 1971.

Committees of the Board of Trustees

The Board of Trustees has standing Audit, Compensation, Nominating and Corporate Governance and Investment/ Capital Markets Committees. The functions of each committee are detailed in its respective committee charter, which are available on the Company’s website at www.acadiarealty.com in the “Investors — Corporate Governance” section. Please note that the information on the Company’s website is not incorporated by reference in this Proxy Statement.

The Company’s current standing committees are as follows:

				Nominating and	Investment/
			Compensation	Corporate Governance	Capital Markets
Name	Audit Committee		Committee	Committee	Committee
EMPLOYEE TRUSTEE
Kenneth F. Bernstein	—		—	—	X (2)
NON-EMPLOYEE TRUSTEES
Lee S. Wielansky	—		—	—	X
Alan S. Forman	—		X (1)	—	X
Douglas Crocker II	—		X	X	X (1)
Lorrence T. Kellar	X	(1)	X	—	—
Suzanne M. Hopgood	X		—	X (1)	—
Wendy Luscombe	X		—	X	—
William T. Spitz			X		X
____________________

(1)	Chairman of the committee.

(2)	Ex-Officio member of the committee.

Audit Committee

The Audit Committee is empowered to engage the Company’s independent registered public accounting firm and review the scope and results of the audit. The Audit Committee examines the accounting practices and methods of control and the manner of reporting financial results. These reviews and examinations include meetings with independent auditors, staff accountants and representatives of management. The results of the Audit Committee’s examinations and the choice of the Company’s independent registered public accounting firm are reported to the full Board of Trustees. The Audit Committee includes no officers or employees of the Company or its majority-owned subsidiary, Acadia Realty Limited Partnership, a Delaware limited partnership of which the Company serves as general partner (the “Operating Partnership”). The Audit Committee held nine meetings during the last fiscal year. See “Report of the Audit Committee.”

The Audit Committee Charter requires that the Audit Committee be comprised of at least three members, each of whom is “independent,” as defined by the listing standards of the New York Stock Exchange and at least one of whom is an audit committee financial expert.

The following directors are members of the Audit Committee: Mr. Kellar (Chair), Ms. Luscombe and Ms. Hopgood. Mr. Kellar and Ms. Luscombe have served as members of the Audit Committee since the 2004 Annual Meeting of Shareholders, and Ms. Hopgood was appointed as a member in August 2004. The Board of Trustees has determined that each of these members meets the independence requirements for members of Audit Committees prescribed by the listing standards of the New York Stock Exchange. Mr. Kellar serves on the audit committees of three other public companies which the Board of Trustees has determined does not impair his ability to serve effectively on the Company’s Audit Committee. The Board of Trustees has determined that Mr. Kellar, Ms. Hopgood and Ms. Luscombe are audit committee financial experts. See the biographical information in “PROPOSAL 1 — ELECTION OF TRUSTEES” for their relevant experience.

Compensation Committee

The Compensation Committee (“Compensation Committee”) is responsible for administering the Company’s 1999, 2003 and 2006 Share Incentive Plans (the “1999, 2003 and 2006 Plans”) and recommending to the full Board the compensation of the Named Executive Officers of the Company, including the Chief Executive Officer. In addition, the Compensation Committee evaluates the Chief Executive Officer’s performance, coordinates and reviews the Company’s succession plans related to the Chief Executive Officer and other Named Executive Officers and reports the status of such plans to the Board annually. The Compensation Committee held 12 meetings during the last fiscal year.

The Compensation Committee Charter requires that the Compensation Committee be comprised of at least two members, each of whom is independent as defined by the listing standards of the New York Stock Exchange.

The members of the Compensation Committee during the last fiscal year were Messrs. Forman (Chair), Kellar, Crocker and Spitz. Mr. Forman has served as a member of the Compensation Committee since 2003, Mr. Kellar has served as a member since 2004, Mr. Crocker has served as a member since 2007 and Mr. Spitz has served as a member since 2007. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. See “Acadia Realty Trust Compensation Committee Report.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications and performance of the Board of Trustees and recommending to the Board, nominees for Trustees and Board committees. In evaluating a Trustee candidate, the Committee considers factors that are in the best interests of the Company and its shareholders, including the knowledge, experience, integrity and judgment of possible candidates for nomination as Trustees; the potential contribution of their diversity of backgrounds, experience and competencies which the Board desires to have represented and their ability to devote sufficient time and effort to their duties as Trustees. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board changes in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee charter requires the Nominating and Corporate Governance Committee to be comprised of at least two members, each of whom is independent as defined by the listing standards of the New York Stock Exchange.

Members of the Nominating and Corporate Governance Committee during the last fiscal year were Ms. Hopgood (Chair), who has served since the 2004 Annual Meeting of Shareholders, Ms. Luscombe, who has served since the 2005 Annual Meeting of Shareholders and Mr. Crocker, who has served since August 2005. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee held six meetings during the last fiscal year.

The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for the Board of Trustees. All shareholder recommendations should be sent to the Committee, at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260 White Plains, NY 10605, Attention: Corporate Secretary, and should include all information relating to such person that is required to be disclosed in a Proxy Statement for the election of Trustees or is otherwise required pursuant to Regulation l4A under the Exchange Act. Shareholders must also include the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a Trustee if elected. Furthermore, the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made must include their names and addresses as they appear on the Company’s books, as well as the class and number of shares of the Company that they beneficially own. The Committee may identify other candidates, if necessary, through recommendations from directors, management, employees or outside consultants.

The Committee will review candidates in the same manner regardless of the source of the recommendation. Under the Company’s Bylaws, a shareholder must deliver notice of nominees for Trustee to our Corporate Secretary not less than 60 days and no more than 90 days prior to the first anniversary date of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the shareholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Investment/Capital Markets Committee

The Investment/Capital Markets Committee (the “Investment Committee”) has been established for the primary purpose of (i) screening all transactions that are within certain defined pre-approval limits to ensure such transactions are within such limits, (ii) acting as the pricing committee for all equity offerings and (iii) for other investments and capital market transactions, and to exercise such authority as is given to it from time to time by the Board of Trustees. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities.

The Investment Committee charter requires that it be comprised of at least three members, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Company’s Chief Executive Officer is an ex-officio member of the Investment Committee. Messrs. Crocker (Chair), Forman and Wielansky have served as the members of the Investment Committee since the 2004 Annual Meeting of Shareholders and Mr. Spitz has served since 2007. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. The Investment Committee had numerous telephonic discussions on transactions during the last fiscal year.

Executive Sessions

Non-management Trustees meet regularly in executive sessions without management. “Non-management” Trustees are all those who are not Company officers and include Trustees, if any, who are not “independent” by virtue of the existence of a material relationship with the Company. Executive sessions are led by the “Lead Trustee.” An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Lead Trustee in his own discretion or at the request of the Board. Mr. Wielansky is the current Lead Trustee.

Communication with Trustees

You may communicate directly with the Board of Trustees by sending correspondence to the Company’s Corporate Secretary at, Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605. The sender should indicate in the address whether it is intended for the entire Board, the independent Trustees as a group, or to an individual Trustee. Each communication intended for the Board or independent Trustees received by the Corporate Secretary will be promptly forwarded to the intended recipients in accordance with the sender’s instructions.

Other Corporate Governance Initiatives

The Company has adopted a Code of Ethics for Senior Financial Officers as defined under the rules of the SEC that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, Director of Financial Reporting, Director of Taxation and Assistant Controllers, and all professionals in finance and finance-related departments. The Company also has a Code of Business Conduct and Ethics that applies to the Company’s Trustees, officers and employees.

The Company regularly monitors developments in the area of corporate governance and continues to enhance the Company’s corporate governance structure based upon a review of new developments and recommended best practices. The Company’s corporate governance materials, including the Company’s Corporate Governance Guidelines, Code of Business Conduct Ethics, Whistle Blower Policy, Code of Ethics for Senior Financial Officers and standing committee charters may be found on the Company’s web site at www.acadiarealty.com in the “Investors — Corporate Governance” section. Copies of these materials are also available to shareholders upon written request to the Company’s Corporate Secretary, Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605.

The Company intends to satisfy its disclosure obligations under Item 5.05 of Form 8-K by posting information about amendments to, or waivers from a provision of the Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, Director of Financial Reporting, Director of Taxation and Assistant Controllers in the “Investors — Corporate Governance” section of the Company’s website, at www.acadiarealty.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s authorized capital consists of 100,000,000 Common Shares. As of March 31, 2008, the Company had 32,262,127 Common Shares outstanding, which shares were held by 337 record holders. In addition, as of March 31, 2008, the Company had 647,656 units of limited partnership interest in the Operating Partnership (“OP Units”) outstanding.

The Company is not aware of any person or any group within the meaning of Section 13(d)(3) of the Exchange Act that is the beneficial owner of more than five percent of any class of the Company’s voting securities other than as set forth in the table below. The Company does not know of any arrangements at present, the operation of which may, at a subsequent date, result in a Change in Control of the Company.

The following table sets forth, as of March 31, 2008, certain information concerning the holdings of each person known to the Company to be beneficial owner of more than five percent of the Common Shares at March 31, 2008, all Common Shares beneficially owned by each Trustee, each nominee for Trustee, each Named Executive Officer named in the Executive Compensation Summary table appearing elsewhere herein and by all Trustees, and Named Executive Officers as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his name, except as otherwise noted.

	Number of Common		Percent of
Beneficial Owners	Shares Beneficially Owned		Class
5% Beneficial Owners
Wellington Management Company, LLP (1)	3,091,307		9.58
ING Bewaar Maatschappij I B.V. (2)	2,915,000		9.04
Third Avenue Management LLC (3)	2,581,610		8.00
Entities Affiliated with Morgan Stanley (4)	2,418,292		7.50
Yale University (5)	2,173,147		6.74
Vanguard Group, Inc. (6)	1,993,576		6.18
Entities Affiliated with Barclays Global Investors, NA. (7)	1,880,163		5.83
Entities Affiliated with Baron Capital Group, Inc. (8)	1,809,600		5.61
Entities Affiliated with LaSalle Investment Management, Inc. (9)	1,788,748		5.54
Heitman Real Estate Securities, LLC (10)	1,627,496		5.04

Trustees and Executive Officers (11)
Kenneth F. Bernstein	1,267,463	(12)	3.85
Joel Braun	211,646	(13)	*
Robert Masters	108,259	(14)	*
Joseph Hogan	80,470	(15)	*
Michael Nelsen	44,827	(16)	*
Douglas Crocker II	17,778	(17)	*
Alan Forman	11,000	(18)	*
Suzanne M. Hopgood	14,376	(19)	*
Lorrence T. Kellar	15,550	(20)	*
Wendy Luscombe	15,050	(21)	*
William T. Spitz	2,424	(22)	*
Lee S. Wielansky	25,996	(23)	*
All Executive Officers and Trustees as a Group
(16 persons)	1,937,933	(24)	5.89

Notes:

*	Represents less than 1%.

(1)	Other than the information relating to its percentage of ownership of our common stock, the beneficial ownership information with respect to Wellington Management Company LLP (“Wellington Management”) is based solely on a Schedule 13G/A (the “Wellington 13G”) dated February 14, 2008, filed by Wellington Management.

According to the Wellington 13G, Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 3,130,307 shares of the Company which are held of record by clients of Wellington Management.

The principal business office address of Wellington Management, Inc. is 75 State Street, Boston, MA 02109. According to the Wellington 13G, Wellington Management’s ownership of our common stock is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole	Shared	Sole	Shared
	Voting	Voting	Dispositive	Dispositive
	Power	Power	Power	Power
Wellington Management	0	2,274,207	0	3,091,307

(2)	Other than the information relating to its percentage of ownership of our common stock, the beneficial ownership information with respect to ING Bewaar Maatschappij I B.V. (“ING Bewaar”) has been obtained solely from a Schedule 13G/A (the “ING 13G”) filed by ING Groep N.V. with the SEC on March 19, 2008 and information provided by management of ING Bewaar. ING Bewaar has shared voting power and sole dispositive power over these shares. The principal business office address of ING Bewaar is Prinses Beatrixlaan 15, 2595 AS Den Haag, The Netherlands.

(3)	Other than the information relating to its percentage of ownership of our common stock, the beneficial ownership information with respect to Third Avenue Management LLC (“TAM”) is based solely on a Schedule 13G/A (the “Third Avenue 13G”) dated February 14, 2008, filed by TAM.

According to the Third Avenue 13G, Third Avenue Real Estate Value Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive dividends from, and the proceeds from the sale of, 2,436,810 of the shares reported by TAM, and various separately managed accounts for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds of the sale of, 144,800 of the shares reported by TAM.

The principal business office address of TAM is 622 Third Avenue, 32nd Floor, New York, NY 10017. According to the Third Avenue 13G, TAM’s ownership of our common stock is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole	Shared	Sole	Shared
	Voting	Voting	Dispositive	Dispositive
	Power	Power	Power	Power
TAM	2,543,110	0	2,581,610	0

(4)	Other than the information relating to their percentage of ownership of our common stock, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G/A (the “Morgan Stanley 13G”) dated February 14, 2008, filed by Morgan Stanley and Morgan Stanley Investment Management Inc.

According to the Morgan Stanley 13G, the securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) as amended. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley.

The principal business office address of Morgan Stanley is 1585 Broadway, New York, NY 10036. The principal business office address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue New York, NY 10036. According to the Morgan Stanley 13G, the reporting entities ownership of our common stock is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole	Shared	Sole	Shared
	Voting	Voting	Dispositive	Dispositive
	Power	Power	Power	Power
Morgan Stanley	1,447,135	250	2,418,292	0
Morgan Stanley Investment Management Inc.	1,163,868	250	1,954,275	0

(5)	The business address of Yale University is c/o Yale University Investments Office, Real Estate, 55 Whitney Avenue, 5th Floor, New Haven, CT 06510.

(6)	Other than the information relating to its percentage of ownership of our common stock, the beneficial ownership information with respect to The Vanguard Group Inc. (“The Vanguard Group”) is based solely on a Schedule 13G (the “Vanguard 13G”) dated February 12, 2008, filed by The Vanguard Group.

According to the Vanguard 13G, Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 36,660 shares of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

The principal business office address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355. According to the Vanguard 13G, The Vanguard Group’s ownership of our common stock is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole	Shared	Sole	Shared
	Voting	Voting	Dispositive	Dispositive
	Power	Power	Power	Power
The Vanguard Group	31,548	0	1,993,576	0

(7)	Other than the information relating to their percentage of ownership of our common stock, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G (the “Barclays 13G”) dated February 5, 2008, filed by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG.

According to the Barclays 13G, the shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts.

The principal business office address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The principal business office address of Barclays Global Investors, LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH. The principal business office address of Barclays Global Investors Japan Trust and Banking Company Limited is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan. The principal business office address of Barclays Global Investors Japan Limited is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan. The principal business office address of Barclays Global Investors Canada Limited is Brookfield Place, 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1. The principal business office address of Barclays Global Investors Australia Limited is Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220. The principal business office address of Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D-85774, Unterfohring, Germany. According to the Barclays 13G, the reporting entities ownership of our common stock is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole	Shared	Sole	Shared
	Voting	Voting	Dispositive	Dispositive
	Power	Power	Power	Power
Barclays Global Investors, NA	701,167	0	906,158	0
Barclays Global Fund Advisors	652,354	0	920,957	0
Barclays Global Investors, LTD	5,044	0	37,949	0
Barclays Global Investors Japan Trust and
Banking Company Limited	0	0	0	0
Barclays Global Investors Japan Limited	15,099	0	15,099	0
Barclays Global Investors Canada Limited	0	0	0	0
Barclays Global Investors Australia Limited	0	0	0	0
Barclays Global investors (Deutschland) AG	0	0	0	0

(8)	Other than the information relating to their percentage of ownership of our common stock, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G (the “Baron 13G”) dated February 14, 2008, filed by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron.

According to the Baron 13G, BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates.

The principal business office address of BCG, BAMCO, BCM and Ronal Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153. According to the Baron 13G, the reporting entities ownership of our common stock is as follows:

Number of shares beneficially owned by each reporting person with:
	Sole	Shared	Sole	Shared
	Voting	Voting	Dispositive	Dispositive
	Power	Power	Power	Power
BCG	0	1,619,600	0	1,809,600
BAMCO	0	155,300	0	1,745,300
BCM	0	64,300	0	64,300
Ronald Baron	0	1,619,600	0	1,809,600

(9)	Other than the information relating to their percentage of ownership of our common stock, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G/A (the “LaSalle 13G”) dated February 15, 2008, filed by LaSalle Investment Management, Inc. (“LaSalle”) and LaSalle Investment Management (Securities), L.P. (“LIMS”).

According to the LaSalle 13G, LIMS is a Maryland limited partnership, the limited partner of which is LaSalle and the general partner of which is LaSalle Investment Management (Securities), Inc., a Maryland corporation, the sole stockholder of which is LaSalle. LaSalle and LIMS, each registered investment advisers, have different advisory clients.

The principal business office address of LaSalle and LIMS is 200 East Randolph Drive, Chicago, IL 60601. According to the LaSalle 13G, the reporting entities ownership of our common stock is as follows:

Number of shares beneficially owned by each reporting person with:
	Sole	Shared	Sole	Shared
	Voting	Voting	Dispositive	Dispositive
	Power	Power	Power	Power
LaSalle	123,349	0	123,349	0
LIMS	1,665,399	0	1,665,399	0

(10)	Other than the information relating to its percentage of ownership of our common stock, the beneficial ownership information with respect to Heitman Real Estate Securities, LLC (“Heitman”) is based solely on a Schedule 13G/A (the “Heitman 13G”) dated February 12, 2008, filed by Heitman.

According to the Heitman 13G, Heitman Real Estate Securities LLC serves as sub-investment adviser to the Old Mutual Advisor Funds II Old Mutual Heitman REIT Fund, the Penn Series Funds, Inc. REIT Fund, the Old Mutual Advisor Funds OM Variable Annuity Asset Allocation Balanced Portfolio, the Old Mutual Advisor Funds OM VA Asset Allocation Moderate Growth Portfolio, the Russell Investment Funds Real Estate Securities Fund and the Frank Russell Investment Company Real Estate Securities Fund, all registered investment companies, and as investment adviser to 3,524 separate account clients.

The Old Mutual Advisor Funds II Old Mutual Heitman REIT Fund, the Penn Series Funds, Inc. REIT Fund, the Old Mutual Advisor Funds OM Variable Annuity Asset Allocation Balanced Portfolio, the Old Mutual Advisor Funds OM Variable Annuity Asset Allocation Moderate Growth Portfolio, the Russell Investment Funds Real Estate Securities Fund and the Frank Russell Investment Company Real Estate Securities Fund and 3,524 separate account clients have given dispositive power to Heitman Real Estate Securities LLC the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of 1,627,496 shares, 5.04% of the Company.

The principal business office address of Heitman is 191 North Wacker Drive, Suite 2500, Chicago, IL 60606. According to the Heitman 13G, Heitman’s ownership of our common stock is as follows:

Number of shares beneficially owned by each reporting person with:
	Sole	Shared	Sole	Shared
	Voting	Voting	Dispositive	Dispositive
	Power	Power	Power	Power
Heitman	604,838	0	1,627,496	0

(11)	The principal business office address of each such person is c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605.

(12)	Reflects the Common Shares beneficially owned by Mr. Bernstein in his individual capacity and the Common Shares deemed to be beneficially owned by Mr. Bernstein. The Common Shares directly owned by Mr. Bernstein in his individual capacity consist of (i) 331,255 OP Units which are immediately exchangeable into a like number of Common Shares and 86,485 restricted LTIP Units which vest in 2008 through 2018, (ii) 314,713 restricted Common Shares issued to Mr. Bernstein in 2000 through 2007 of which 132,932 Common Shares are vested, (iii) 129,110 deferred Common Shares and (iv) 405,900 vested options issued pursuant to the 1999 and 2003 Share Incentive Plans.

(13)	Represents (i) 6,667 OP Units which are immediately exchangeable into a like number of Common Shares and 30,628 restricted LTIP Units which vest in 2008 through 2015, (ii) 124,130 restricted Common Shares issued to Mr. Braun in 2001 through 2007 of which 21,811 Common Shares are vested, (iii) 36,981 deferred Common Shares and (iv) 13,240 vested options issued pursuant to the 1999 and 2003 Share Incentive Plans.

(14)	Represents (i) 24,396 deferred Common Shares, (ii) 64,559 restricted Common Shares issued to Mr. Masters in 2000 through 2007 of which 30,115 Common Shares are vested, (iii) 12,915 restricted LTIP Units which vest in 2008 through 2015, and (iv) 6,389 vested options issued pursuant to the 1999 and 2003 Share Incentive Plans.

(15)	Represents (i) 48,809 restricted Common Shares issued to Mr. Hogan in 2000 through 2007 of which 20,620 Common Shares are vested, (ii) 25,997 restricted LTIP Units which vest in 2008 through 2015 and (iii) 5,664 vested options issued pursuant to the 1999 and 2003 Share Incentive Plans.

(16)	Represents (i) 28,081 restricted Common Shares issued to Mr. Nelsen in 2004 through 2007 of which 7,547 Common Shares are vested, (ii) 11,082 restricted LTIP Units which vest 2008 through 2015 and (iii) 5,664 vested options issued pursuant to the 1999 and 2003 Share Incentive Plans.

(17)	Represents 10,000 vested options issued pursuant to the 1999 and 2003 Share Incentive Plans, 1,332 Common Shares and 6,446 deferred Common Shares that will be payable upon the Trustee’s termination of service with the Company.

(18)	Represents 11,000 vested options issued pursuant to the 1999 and 2003 Share Incentive Plans. 2,002 Common shares granted to Mr. Forman were issued to Yale University and are included in Yale’s Common Shares detailed in the table.

(19)	Represents 9,000 vested options issued pursuant to the 1999 and 2003 Share Incentive Plan, 2,032 Common Shares and 3,344 deferred Common Shares that will be payable upon the Trustee’s termination of service with the Company.

(20)	Represents 10,000 vested options issued pursuant to the 1999 and 2003 Share Incentive Plan and 5,550 Common Shares.

(21)	Represents 9,000 vested options issued pursuant to the 1999 and 2003 Share Incentive Plan and 6,050 Common Shares.

(22)	Represents 1,918 Common Shares and 506 deferred Common Shares that will be payable upon the Trustee’s termination of service with the Company.

(23)	Represents 9,000 vested options issued pursuant to the 1999 and 2003 Share Incentive Plans and 16,996 Common Shares.

(24)	See Notes (12) through (23).

ACADIA REALTY TRUST
COMPENSATION COMMITTEE REPORT (1)

Executive Summary

The Compensation Committee has reviewed the Compensation Discussion and Analysis and Tables with management, and has recommended to the Board of Trustees that it be included in the Company’s annual report on Form 10-K and the Company’s Proxy Statement. The members of the Compensation Committee for the 2007 fiscal year were Messrs. Forman, Kellar, and Crocker and for a portion of the 2007 fiscal year Mr. Spitz was a member.

COMPENSATION COMMITTEE

Alan S. Forman, Chairman
Lorrence T. Kellar
Douglas Crocker II
William T. Spitz

(1) Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

COMPENSATION DISCUSSION AND ANALYSIS

Discussed and analyzed below are the Company’s compensation programs for its Named Executive Officers whose total who are included in the Summary Compensation Table on page 23 (collectively, the “Named Executive Officers or NEOs”).

I. Objectives of Acadia Realty Trust’s Executive Compensation Program

The Company’s success depends on developing, motivating and retaining executives who have the skills and expertise to lead a fully integrated, self-managed and self-administered equity REIT. In designing its executive compensation program, the Company seeks to give the Board of Trustees, the shareholders, and the management team a clear understanding of how total compensation is determined. The ultimate goals for all parties involved are fairness, transparency, predictability, retention and performance maximization.

The executive compensation program is designed to help the Company achieve the objectives that are reflected in the Compensation Committee’s Charter which is available on our website at www.acadiarealty.com in the “Investors — Corporate Governance” section.

The Compensation Committee’s Executive Compensation objectives are as follows:

1.	Motivating our Named Executive Officers in order to create maximum shareholder value

2.	Providing incentives to our Named Executive Officers that reward dedication, hard work and success.

3.	Aligning the interests of our Named Executive Officers and shareholders as closely as possible.

4.	Creating the right mix of long-term incentives to motivate and to retain our Named Executive Officers

5.	Creating an incentive compensation program that can go beyond our Named Executive Officers and be utilized throughout the organization.

The following sections describe the components of the Company’s executive compensation program and its process for determining the compensation of the Named Executive Officers by the Chief Executive Officer (“CEO”), the Compensation Committee and the Board of Trustees, based upon input from our CEO for Named Executive Officers (other than himself) and a subjective review of the Company’s performance, the individual’s performance and the individual’s unit performance. For a discussion of compensation for the members of the Board of Trustees, see “Board of Trustees Compensation.”

II. Specific Elements of Acadia Realty Trust’s Executive Compensation Program

The Company’s executive compensation program reflects the Company’s desire to have a compensation structure that has sufficient depth to encourage its management team to meet the short-term and long-term objectives described above (see the discussion under “Objectives of Acadia Realty Trust’s Executive Compensation Program”), but also sufficient clarity to ensure that the Board of Trustees, shareholders and the management team have an understanding of how total compensation is determined. The Company’s executive compensation program consists of four main elements:

A	Competitive base salaries

B	Performance-based Incentive Compensation

C	Post-employment severance and Change in Control payments

D	Standard Employee Benefit Plans

     A. Competitive Base Salaries

The starting point for the Company’s executive compensation program is a competitive annual base salary. The Compensation Committee recommends to the full Board of Trustees the base salaries for the Named Executive Officers as fixed amounts to provide a reliable indication of the minimum amount of compensation that a Named Executive Officer will receive in a given year. Base salaries are reviewed annually and adjusted to reflect market data and individual circumstances, such as promotions.

The Compensation Committee’s base salary recommendations for the Named Executive Officers are generally made on a discretionary basis from year to year, with the objective of being in line when compared to our competitors. Market data provided by ECG Advisors, LLC (“ECG” or “Compensation Committee Consultant”) related the Company’s peer group is also used by the Compensation Committee to determine base salary recommendations. The Compensation Committee does not think narrow quantitative measures or formulas are sufficient for determining the Named Executive Officer’s compensation. The Compensation Committee has decided to compensate the Named Executive Officers, with the exception of the CEO and the Executive Vice President (“EVP”), with comparable levels of base salary and to differentiate for individual performance through Performance Incentive awards. The Compensation Committee evaluates the CEO’s compensation by taking into consideration the salary of CEOs among our peer group, Mr. Bernstein’s contributions to the Company’s business, the Company’s success and his career experience. The Compensation Committee does not give specific weights to the factors considered, but the primary factors are the CEO’s contributions and business results.

     B. Performance Incentive Compensation

The Compensation Committee and the Board of Trustees have sought to emphasize long-term performance through shifting the emphasis for executive compensation from cash bonuses to Restricted Shares and long term restricted partnership units (“LTIP Units”), but implemented this in part by taking into consideration individual circumstances in determining whether performance-based incentive awards are paid partly in the form of cash bonuses. Incentive awards reflect the Compensation Committee’s recommendations to the full Board of Trustees based on the committee’s subjective assessment of corporate, unit and individual performance of each Named Executive Officer (with the assistance of the CEO for NEO’s other than himself). The Compensation Committee makes incentive compensation recommendations at its December meeting for approval at that time by the Board of Trustees, with incentive awards being made in the first quarter of each year for the prior year performance.

In keeping with the long-term and highly technical nature of the Company’s business, the Compensation Committee places significant emphasis on a long-term approach to executive compensation. Its incentive awards are consequently intended to develop and retain strong management through share ownership and incentive awards whose value will vary, depending on future corporate performance. These ownership opportunities and awards also provide a retention benefit, as they vest in the future. The Company has historically used Restricted Shares and Options to purchase Common Shares issued under its 1999, 2003 and 2006 Share Incentive Plans, principally through its Restricted Share Bonus Program (described below) as its primary form of long-term incentive compensation. Because the Company’s long-term incentive program is designed to motivate our Named Executive Officers, the Company does not consider prior amounts realized in setting future compensation levels.

     (1) Long Term Incentive Program Units

In 2007, the Compensation Committee recommended and the Board of Trustees approved a program to issue LTIP Units to the Named Executive Officers as part of an LTIP Unit program that replaced most executive cash bonuses for 2007. LTIP Units are similar in many ways to restricted shares but provide for a quarterly partnership distribution in a like amount as paid to holders of common partnership units. The LTIP Units are convertible into common partnership units and Common Shares upon vesting. Vesting, which is subject to the recipient’s continued employment with the Company through the applicable vesting dates, ranges from five to ten years from the date of grant.

     (2) Restricted Shares

Restricted Shares generally carry many of the rights of unrestricted Common Shares, but may not be transferred, assigned or pledged until the recipient has a vested, non-forfeitable right to these shares. Vesting, which is subject to the recipient’s continued employment with the Company through the applicable vesting dates, ranges from the grant date up to five years from the date of grant. In addition, the vesting of a certain portion of the Restricted Shares is contingent upon the Company’s shareholder return exceeding certain thresholds in the year such vesting is scheduled to occur. (See the discussion below under “Method for Determining Executive Compensation”).

     (3) Stock Options

The Company has the discretion to award Options pursuant to the 1999, 2003 and 2006 Share Incentive Plans, it has not done so in the last two years and does not intend to do so in the future consistent with industry and marketplace practices, which are moving toward Restricted Shares and LTIP Unit awards.

     C. Post-employment Severance and Change in Control Payments; Recoupment of Awards

The Company offers post-employment severance and change in control (within the meaning of the 1999, 2003 and 2006 Share Incentive Plans “Change in Control”) payments to its Named Executive Officers based on the circumstances of termination. The Company includes severance and Change in Control payments as an element of its executive compensation structure to support the compensation elements described above. These payments provide an incentive for Named Executive Officers to achieve the performance goals described above by providing assurance that past achievements will be recognized in certain circumstances in which the Company experiences a Change in Control or the Named Executive Officer experiences a separation from service. However, the Company’s severance and Change in Control payment structure also serves an important retention function by providing for forfeiture of awards in appropriate circumstances, such as in the event of a termination for cause.

The Compensation Committee is considering the adoption of a policy relating to the recoupment of stock awards and their proceeds if an NEO’s fraud or misconduct triggers a material financial restatement. No such policy currently exists.

     D. Standard Employee Benefit Plans

The Company provides a variety of medical, dental, life, disability and accidental death and dismemberment insurance policies that are generally available to all of its full-time employees. The Company also provides a contributory 401(k) savings plan to employees of the Company (the “401(k) Plan”), which provides for matching contributions of 50% up to the first 6% of the participant’s base salary. The All Other Compensation Table summarizes the matching contributions that the Company made to the Named Executive Officers under the 401(k) Plan during the fiscal year ended December 31, 2007 and December 31, 2006. The costs of these benefits constitute only a small percentage of each of our Named Executive Officer’s total compensation.

In 2003, the Company instituted the Acadia Realty Trust Employee Share Purchase Plan (the “Share Purchase Plan”). The Share Purchase Plan allows eligible employees of the Company and its designated affiliates to purchase, through payroll deductions, Common Shares of beneficial interest in the Company. The Share Purchase Plan is designed to retain and motivate the employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company. The Company has reserved 100,000 Common Shares for issuance under the Share Purchase Plan. The Share Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the United States Internal Revenue Code, as amended, which allows an employee to defer recognition of taxes when purchasing Common Shares under such a plan. During 2007, 2006 and 2005, 7,123, 5,307 and 6,412 Common Shares, respectively, were purchased by employees under the Share Purchase Plan.

III. Method for Determining Executive Compensation

In evaluating executive compensation, the Compensation Committee considers an annual report and recommendations that the Company’s CEO provides (other than for himself) for our Named Executive Officers and other senior officers. In addition, the Compensation Committee Consultant advises the Compensation Committee on executive compensation. The Compensation Committee is responsible for recommending to the full Board of Trustees the CEO’s compensation. The Compensation Committee continually focuses on attaining the right balance between company size and performance, and considers peer group data provided by compensation consultants and surveys with respect to other publicly-traded REIT’s of comparable size to the Company. The Compensation Committee uses the peer group data to compare the companies’ executive compensation programs as a whole and the pay of individual executives. The Committee does not identify a particular level of competitiveness with other companies, but tries to attain a target and range of compensation for each position that was competitive in the marketplace.

The Company’s size can impact management’s scope of responsibility and, thus, should be a component of the compensation analysis, but absolute and relative performance is also a critical component. The Compensation Committee also takes into account the complicated fund structure and the value-added nature of the Company’s business when comparing executive compensation with companies of similar market capitalization but with less of a growth and redevelopment focus.

IV. How the Elements of Executive Compensation Interact and Affect Each Other

The Company believes the four elements of its executive compensation structure – competitive base salary, performance incentive compensation and post-employment severance and Change in Control payments – are well aligned with the Company’s five overall executive compensation objectives (listed above under “Objectives of Acadia Realty Trust’s Executive Compensation Program”). We believe that a well-proportioned mix of reliable compensation (in the form of a base salary) with compensation intended to provide incentives and rewards for dedication, hard work, and success (in the form of performance incentive compensation) will produce a high level of performance for the Company.

Overall, the Company’s Compensation Committee has endeavored to structure the total compensation of the Company’s Named Executive Officers in a manner that is competitive in the REIT industry, while emphasizing performance-based compensation more heavily than base salaries and fixed retirement benefits. In this way, the Company’s Named Executive Officers receive compensation that is as closely aligned as feasible with the interests of the Company’s shareholders. Further, our executive compensation structures advance our overall objectives by (i) maximizing retention, (ii) increasing motivation and (iii) aligning the Named Executive Officer with overall shareholder interests.

V. Benchmarking

The Compensation Committee obtains comparative market data from numerous sources. The primary source of data for 2007 is a peer group report prepared for the Company by the Compensation Committee Consultant in all years since 2006. To prepare this report, the Compensation Committee Consultant considered data from the Proxy Statements of the REITs in the Company’s peer group, as well as survey data on executive pay from the NAREIT Compensation Survey and the CEL National Real Estate Compensation Survey, for companies in the retail sector with comparable market caps and numbers of employees. The composition of the peer group may change from year to year based on market developments. The Compensation Committee Consultant prepares this data and advises the Compensation Committee and the Board of Trustees as to what is consistent with the Company’s philosophy on executive pay and to what is reasonable under the circumstances.

     2007 Peer Group

Listed below are the 20 publicly-traded shopping center REITs in Acadia Realty’s peer group, with assets ranging from about $0.3 to $7.0 billion and market capitalization ranging from about $0.5 to $10 billion. Acadia’s assets and market capitalization put the Company at about the 29th and 43rd percentile, respectively, of the REIT peer group.

Agree Realty Corp.

AmREIT

Cedar Shopping Centers

Developers Diversified Realty

Equity One, Inc.

Federal Realty Investment Trust

Feldman Mall Properties, Inc.

Getty Realty Corp.

Glimcher Realty Trust

Inland Real Estate Corp.

Kimco Realty Corporation

Kite Realty Group Trust

National Retail Properties, Inc.

Ramco-Gershenson Properties

Regency Centers Corp.

Saul Centers

Tanger Factory Outlet Centers

Taubman Centers

Weingarten Realty Investors

Urstadt Biddle Properties, Inc.

VI. Timing of Equity Grants

The Company does not in any way time its stock awards to the release of material non-public information. The CEO meets with the Compensation Committee in December of each year and recommends the stock awards to be granted for the current year. The Compensation Committee reviews the recommendations and then recommends the awards to the full Board of Trustees for approval. The awards are granted in January of the following year. There is no consequence for selling vested grants but the Company does encourage Named Executive Officers and Trustees to hold and has approved guidelines for ownership for Named Executive Officers and Trustees as follows:

     (a) Stock Ownership Policy for Named Executive Officers and Trustees

The Board of Trustees has instituted a stock ownership policy (“SOP”), containing guidelines for Named Executive Officers and Trustees to own at all times a certain level of the Company’s Common Shares. This policy further aligns Named Executive Officers and Trustees’ interests with those of shareholders. The SOP has the additional purpose of helping the Company’s Named Executive Officers build wealth that they may use as a source of supplemental retirement income. Although not mandatory, the recommended targets are as follows and were satisfied by all Named Executive Officers in 2007:

  Ten times salary plus bonus for the Chief Executive Officer

  Four times salary plus bonus for the Chief Investment Officer

  Three times salary plus bonus for other Named Executive Officers

  Three times total annual fees for non-employee Trustees

The other provisions of the policy are:

  Shares, Restricted Shares, LTIP Units and Operating Partnership Units count toward the standard. Options do not count toward the standard.

  It is recommended that incumbent Named Executive Officers and Trustees achieve the target within three years, if they have not already done so. Newly Named Executive Officers and Trustees have five years to reach the standard that applies to them.

  Named Executive Officers and Trustees are encouraged to achieve and maintain the target level of ownership until they leave the Company or Board, as applicable.

  The policy constitutes a set of guidelines. As such, it does not set forth any penalties for non-compliance. The treatment of non-compliance shall be left to the discretion of the Board, in collaboration with the CEO and through the Compensation Committee.

VII. Impact of Accounting and Tax Treatment

Accounting Treatment

The Company expenses the cost of stock-based compensation, including LTIP Units, in its financial statement in accordance with Statement of Financial Accounting Standards (“SFAS”) 123R accounting rules. The fair value of each award is estimated on the date of grant, using the binominal method option pricing model. This amount is then expensed in the income statement ratable over the vesting period.

Tax Treatment

The Compensation Committee has reviewed the Company’s compensation policies in light of Section 162(m) to the Internal Revenue Code, as amended, which generally limits deductions for compensation paid to certain executive officers to $1,000,000 per annum (although certain performance based compensation is not subject to that limit), and determined that the compensation levels of the Company’s CEO and EVP (but not other Named Executive Officers) could be affected by such provisions. The Compensation Committee intends to continue to review the application of Section 162(m) to the Company with respect to any future compensation programs considered by the Company. In view of its overall executive compensation structure, the Compensation Committee has determined that it is appropriate for the CEO and EVP to have the potential to receive compensation which is not deductible under Section 162(m).

VIII. Specific 2007 Decisions and 2008 Changes

Salary

Working with ECG, the Compensation Committee reviewed the base salaries of the Named Executive Officers in January 2007. Based on market data supplied by ECG, the Compensation Committee determined that Mr. Bernstein’s 2006 salary of $440,000 approximated the 50th percentile of CEO salaries in the Company’s peer group, which is the primary metric used to determine competitive norms for executives’ salaries. Consistent with the Company’s philosophy to offer competitive salaries to its key executives and Mr. Bernstein’s solid performance, in 2007, the Compensation Committee increased Mr. Bernstein’s annual salary to $460,000. In addition, in 2007, the Committee increased the base salary of Mr. Braun to $300,000 in connection with his promotion to Executive Vice President and increased the base salaries of each of the other Named Executive Officers to $235,000 in order to keep base salaries competitive with those of its competitors.

On January 31, 2008, the Board of Trustees, upon the recommendation of the Compensation Committee, approved increases in annual base salaries for 2008. The annual base salary for Mr. Braun increased to $307,500 and the annual base salaries for Mr. Masters and Mr. Hogan increased to $240,850 based on the subjective determination made by the Compensation Committee.

Performance Incentive Awards

On January 31, 2008, the Board of Trustees approved annual cash bonus and bonus units for 2007 performance as well as long-term incentive awards as follows:

		Annual	Long-term Incentive
	Annual	Bonus Units	Awards
Name	Cash Bonus	Time-Based	Time-Based	Performance-Based
Kenneth F. Bernstein	$ —	$774,107	$536,000	$536,000
Michael Nelsen	50,000	44,688	79,625	79,625
Joel Braun	—	271,875	188,500	188,500
Joseph Hogan (1)	—	118,125	81,900	81,900
Robert Masters	—	114,844	79,625	79,625

Notes:

(1) Mr. Hogan was also awarded $300,000 as an additional incentive bonus by the Board of Trustees.

The following awards reflect the subjective evaluation of the CEO, the Compensation Committee and the Board of Trustees based on Company performance, individual performance and individual’s unit performance. In addition, the Compensation Committee considered the Compensation Committee Consultant’s recommendations in determining the awards.

The annual bonus unit awards consist of non-vested Restricted LTIP Units. The LTIP Units will vest as follows: 14.286% will vest on January 6, 2009 and 14.286% will vest on each anniversary thereof until January 6, 2015; except for Kenneth F. Bernstein, for whom vesting will be 10% on January 6, 2009 and 10% on each anniversary until January 6, 2018.

The total long-term incentive awards consist of non-vested Restricted LTIP Units and were allocated 50% as time-based awards and 50% as performance-based awards. The LTIP Units will vest as follows: 14.286% will vest on January 6, 2009 and 14.286% will vest on each anniversary thereof until January 6, 2015; except for Kenneth F. Bernstein, for whom vesting will be 10% on January 6, 2009 and 10% on each anniversary until January 6, 2018, provided that with respect to each year and each recipient, 50% of the awards require the Company to achieve the benchmarks established by the Board of Trustees.

The target incentive opportunity for the Company’s Named Executive Officers was set within the range of competitive norms for competitive market levels of total cash compensation. The Compensation Committee determined the vesting schedules for awards based on the vesting schedules for the Named Executive Officer’s existing equity awards, with due regard for competitive norms on vesting of equity awards for executives.

Post-Employment Severance and Change in Control Payments

In 2007, the Company entered into amendments to each of the severance agreements with the Named Executive Officers, and a fourth amendment to the CEO’s employment agreement to provide a so-called “double trigger,” which means that in order to qualify for change of control payments two events must occur: (1) a change of control must have occurred and (2) the affected Named Executive Officer must have been terminated from employment. The change occurred to reflect market practices and corporate best interests.

The Summary Compensation Table below shows, for the fiscal year ended December 31, 2007, the total annual and long-term compensation awarded to the Named Executive Officers.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Options	Incentive Plan	Compensation	All Other	Total
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)	($)(2)	($)
Kenneth F. Bernstein	2007	$460,000	$ —	$1,420,822	$36,394	—	—	$109,888	$2,027,104
Chief Executive Officer and	2006	$440,000	$ —	$1,184,851	$89,807	—	—	$100,846	$1,815,504
President
Principal Executive Officer
Michael Nelsen	2007	$235,000	$ 50,000	$ 147,759	$ 2,510	—	—	$ 5,174	$ 440,443
Chief Financial Officer and	2006	$225,000	$ 75,000	$ 103,278	$ 7,743	—	—	$ 6,898	$ 417,919
Senior Vice President
Principal Financial Officer
Joel Braun	2007	$300,000	$ —	$ 638,489	$ 6,149	—	—	$ 32,700	$ 977,338
Chief Investment Officer and	2006	$225,000	$176,000	$ 354,555	$18,425	—	—	$ 31,702	$ 805,682
Executive Vice President
Joseph Hogan	2007	$235,000	$ —	$ 168,103	$ 2,510	—	—	$ 7,050	$ 412,663
Director of Construction and	2006	$225,000	$ 96,000	$ 160,180	$ 7,743	—	—	$ 6,600	$ 495,523
Senior Vice President
Robert Masters	2007	$235,000	$ —	$ 241,925	$ 2,761	—	—	$ 24,690	$ 504,376
Senior Vice President,
General Counsel,	2006	$225,000	$ —	$ 212,718	$ 8,654	—	—	$ 24,814	$ 471,186
Chief Compliance Officer,
and Secretary

Footnotes:

(1)	Represents compensation expense associated with Option awards granted in 2005 and 2006 and restricted stock awards granted in 2003, 2004, 2005, 2006 and 2007, and LTIP Units granted in 2007, all of which was recorded by the Company during 2007 in accordance with SFAS 123R. See Note 13 (Share Incentive Plan) to the Consolidated Financial Statements in the Company’s Form 10-K for a discussion of assumptions made in the valuation of share-based compensation.

(2)	Detail reflected in the All Other Compensation Table.

ALL OTHER COMPENSATION TABLE

	Kenneth F.		Michael		Joel		Joseph		Robert
	Bernstein		Nelsen		Braun		Hogan		Masters
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
Perquisites and other personal benefits,
unless the aggregate amount is less than
$10,000	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Amounts paid or accrued relating to a
termination agreement or Change in
Control	—	—	—	—	—	—	—	—	—	—

Annual Company contributions or
allocations to vested and unvested defined
contribution plans (1)	6,600	5,305	5,174	6,898	3,115	4,336	7,050	6,600	5,174	6,761

The dollar value of insurance premiums
paid by the Company on life insurance
policies for the benefit of the Named
Executive Officer	—	—	—	—	—	—	—	—	—	—

Gross-ups or other amounts reimbursed for
the payment of taxes	—	—	—	—	—	—	—	—	—	—

The dollar value of any dividends or other
earnings paid on stock or option awards
when the dividends or earnings were not
factored into the grant date fair value (2)	103,288	95,541	—	—	29,585	27,366	—	—	19,516	18,053

Total Other Compensation	$109,888	$100,846	$5,174	$6,898	$32,700	$31,702	$7,050	$6,600	$24,690	$24,814

Footnotes:

(1)	Represents contributions made by the Company to the account of the Named Executive Officer under a 401 (k) Plan.

(2)	In August of 2004, the Company allowed elections pursuant to the 1999 Share Incentive Plan and 2003 Share Incentive Plan, whereby the participants elected to defer receipt of 190,487 Common Shares (“Share Units”) that would otherwise be issued upon the exercise of certain Options. There were three participants, Mr. Bernstein with 129,110 Share Units, Mr. Braun with 36,981 Share Units and Mr. Masters with 24,396 Share Units. The payment of the option exercise price was made by tendering Common Shares that the participants owned for at least six months prior to the option exercise date. The Share Units are equivalent to a Common Share on a one-for-one basis and carry a dividend equivalent right equal to the dividend rate for the Company’s Common Shares. The deferral period is determined by each of the participants and generally terminates after the cessation of the participants continuous service with the Company. In December 2004, participants exercised 346,000 Options pursuant to the Deferred Share Election and tendered 155,513 Common Shares in consideration of the option exercise price. The Company then issued 190,487 Share Units to the participants. During 2006 and 2005 there were no additional Share Units contributed to the plan. The amounts included above reflect Share Unit dividends paid by the Company in 2007.

(3)	There is no compensation cost (calculated pursuant to SFAS No. 123R) associated with the purchase of securities from the Company at a discount by a Named Executive Officer that is not available generally to all salaried employees.

GRANTS OF PLAN-BASED AWARDS

The Grants of Plan-Based Awards Table below provides a summary of all grants of performance-based and non performance-based awards to the Named Executive Officers during the last fiscal year. The Outstanding Awards at Fiscal Year-End Table below provides a summary of all outstanding equity awards to the Named Executive Officers and the market-based values of those awards as of the end of the last fiscal year. Finally, the Option Exercises and Stock Vested Table below provides a summary of all amounts received by the Named Executive Officers upon the exercise of Options and similar instruments or the vesting of Restricted Shares during the last fiscal year.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)	(k)	(l)

									All Other Stock
									Awards:
		Estimated Future Payouts							Number		Exercise	Grant Date
		Under			Estimated Future Payouts Under				Of	Number of	or Base	fair value of
		Non-Equity			Equity				Shares	Securities	Price of	Stock and
		Incentive Plan Awards			Incentive Plan Awards				Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target		Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)		(#)	(#)	(#)	($/Sh)	($/Sh) (5)
Kenneth F. Bernstein	1/15/2007	—	—	—	—	27,407	(1)	—	—	—	—	$682,708
	1/15/2007	—	—	—	—	38,066	(2)	—	—	—	—	948,224
	1/15/2007	—	—	—	—	9,136	(3)	—	—	—	—	227,578
Total						74,609				—		$1,858,510

Michael Nelsen	1/15/2007	—	—	—	—	7,613	(1)	—	—	—	—	$189,640
	1/15/2007	—	—	—	—	1,167	(2)	—	—	—	—	29,070
	1/15/2007	—	—	—	—	2,538	(3)	—	—	—	—	63,222
Total						11,318				—		$281,932

Joel Braun	1/15/2007	—	—	—	—	10,323	(1)	—	—	—	—	$257,146
	1/15/2007	—	—	—	—	2,538	(2)	—	—	—	—	63,222
	1/15/2007	—	—	—	—	3,441	(3)	—	—	—	—	85,715
	1/15/2007	—	—	—	—	50,000	(4)	—	—	—	—	1,245,500
Total						66,302				—		$1,651,583

Joseph Hogan	1/15/2007	—	—	—	—	4,385	(1)	—	—	—	—	$109,230
	1/15/2007	—	—	—	—	1,462	(3)	—	—	—	—	36,418
Total						5,847				—		$145,648

Robert Masters	1/15/2007	—	—	—	—	4,294	(1)	—	—	—	—	$106,964
	1/15/2007	—	—	—	—	5,112	(2)	—	—	—	—	127,340
	1/15/2007	—	—	—	—	1,431	(3)	—	—	—	—	35,646
Total						10,837				—		$269,950

Footnotes:

(1)	Pursuant to the Company’s 2003 Incentive Plan, the Company granted long-term incentive awards (the “Award”) on January 15, 2007 (the “Grant Date”). The Award was a grant of Restricted Common Shares of beneficial interest, par value $0.001 per share of the Company. The Common Shares were allocated 50% as time-based awards and 50% as performance-based awards. The Common Shares will vest over four years with 25% vesting on each of the next four anniversaries of the Grant Date.

(2)	Pursuant to the Company’s 2003 Incentive Plan, the Company granted an Award on January 15, 2007. The Award was a grant of Restricted Common Shares of beneficial interest, par value $0.001 per share of the Company. Vesting is over three years with 30% vesting on the first anniversary and 35% vesting on the following two anniversaries of the Grant Date.

(3)	Pursuant to the Company’s 2003 Incentive Plan, the Company granted LTIP Units on January 15, 2007. The LTIP Units were allocated 50% as time-based awards and 50% as performance-based awards. The LTIP Units vest over four years with 25% vesting on each of the next four anniversaries of the Grant Date.

(4)	Pursuant to the Company’s 2003 Incentive Plan, the Company issued 50,000 Restricted Common Shares to Mr. Braun in connection with his promotion to Executive Vice President. Vesting is over five years with 20% vesting on each of the next five anniversaries of the Grant Date.

(5)	Calculated in accordance with SFAS 123R.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(a)		(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
		Option Awards					Stock Awards
											Equity
				Equity						Equity	Incentive
				Incentive						Incentive	Plan Awards:
				Plan						Plan Awards:	Market or
				Awards:					Market	Number of	Payout Value
		Number of	Number of	Number of			Number		Value	Unearned	of Unearned
		Securities	Securities	Securities			of Shares		of Shares	Shares, Units	Shares, Units
		Underlying	Underlying	Underlying			or Units of		or Units of	or Other	or Other
		Unexercised	Unexercised	Unexercised	Option		Stock		Stock	Rights That	Rights That
		Options	Options	Unearned	Exercise	Option	That Have		That Have	Have Not	Have Not
	Grant	(#)	(#)	Options	Price	Expiration	Not Vested		Not Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)	($)
Kenneth F. Bernstein	8/12/1998	100,000	—		$7.50	6/15/2009	—		$—
	1/2/2001	250,000	—		$6.00	1/1/2011	—		—
	1/3/2005	19,866	—		$16.35	1/2/2015	—		—
	1/6/2006	24,023	12,011 (2)		$20.65	1/5/2016	—		—
	1/2/2003	—	—				8,000	(3)	204,880
	1/2/2004	—	—				23,655	(4)	605,805
	1/3/2005	—	—				8,514	(3)	218,044
	1/3/2005	—	—				17,880	(4)	457,907
	1/6/2006	—	—				24,463	(5)	626,497
	1/6/2006	—	—				15,788	(5)	404,331
	1/6/2006	—	—				86,978	(6)	2,227,507
	1/15/2007	—	—				38,066	(5)	974,870
	1/15/2007	—	—				27,407	(6)	701,893
	1/15/2007	—	—				9,136	(7)	233,973
Total		393,889	12,011				259,887		$6,655,707

Michael Nelsen	1/3/2005	3,179	—		$16.35	1/2/2015	—		$—
	1/6/2006	1,657	828 (2)		$20.65	1/5/2016	—		—
	1/2/2004	—	—				1,820	(4)	46,610
	1/3/2005	—	—				3,180	(4)	81,440
	1/6/2006	—	—				2,349	(5)	60,158
	1/6/2006	—	—				9,940	(6)	254,563
	1/15/2007	—	—				1,167	(5)	29,887
	1/15/2007	—	—				7,613	(6)	194,969
	1/15/2007	—	—				2,538	(7)	64,998
Total		4,836	828				28,607		$732,625

Joel Braun	1/3/2005	7,152	—		$16.35	1/2/2015	—		$—
	1/6/2006	4,059	2,029 (2)		$20.65	1/5/2016	—		—
	1/2/2003	—	—				2,000	(3)	51,220
	1/2/2004	—	—				6,996	(4)	179,168
	1/3/2005	—	—				6,437	(4)	164,852
	1/6/2006	—	—				5,754	(5)	147,360
	1/6/2006	—	—				42,247	(6)	1,081,946
	1/15/2007	—	—				2,538	(5)	64,998
	1/15/2007	—	—				10,323	(6)	264,372
	1/15/2007	—	—				3,441	(7)	88,124
	1/15/2007	—	—				50,000	(8)	1,280,500
Total		11,211	2,029				129,736		$3,322,540

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END, (continued)

(a)		(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
		Option Awards					Stock Awards
											Equity
				Equity						Equity	Incentive
				Incentive						Incentive	Plan Awards:
				Plan						Plan Awards:	Market or
				Awards:					Market	Number of	Payout Value
		Number of	Number of	Number of			Number		Value	Unearned	of Unearned
		Securities	Securities	Securities			of Shares		of Shares	Shares, Units	Shares, Units
		Underlying	Underlying	Underlying			or Units of		or Units of	or Other	or Other
		Unexercised	Unexercised	Unexercised	Option		Stock		Stock	Rights That	Rights That
		Options	Options	Unearned	Exercise	Option	That Have		That Have	Have Not	Have Not
	Grant	(#)	(#)	Options	Price	Expiration	Not Vested		Not Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)	($)
Joseph Hogan	1/3/2005	3,179	—		$16.35	1/2/2015	—		$—
	1/6/2006	1,657	828 (2)		$20.65	1/5/2016	—		—
	1/2/2003	—	—				800	(3)	20,488
	1/2/2004	—	—				4,046	(4)	103,618
	1/3/2005	—	—				2,861	(4)	73,270
	1/6/2006	—	—				2,349	(5)	60,158
	1/6/2006	—	—				19,881	(6)	509,152
	1/15/2007	—	—				4,385	(6)	112,300
	1/15/2007	—	—				1,462	(7)	37,442
Total		4,836	828				35,784		$916,428

Robert Masters	1/3/2005	3,655	—		$16.35	1/2/2015	—		$—
	1/6/2006	1,823	911 (2)		$20.65	1/5/2016	—		—
	1/2/2003	—	—				1,068	(3)	27,351
	1/2/2004	—	—				4,370	(4)	111,916
	1/3/2005	—	—				1,277	(3)	32,704
	1/3/2005	—	—				3,291	(4)	84,283
	1/6/2006	—	—				2,584	(5)	66,176
	1/6/2006	—	—				3,321	(5)	85,051
	1/6/2006	—	—				19,881	(6)	509,152
	1/15/2007	—	—				4,294	(6)	109,969
	1/15/2007	—	—				5,112	(5)	130,918
	1/15/2007	—	—				1,431	(7)	36,648
Total		5,478	911				46,629		$1,194,168

Footnotes:

(1)	Market value computed by multiplying the closing market price of the Company’s stock of $25.61 as of December 31, 2007 by the number of Restricted Shares or LTIP Units that have not vested as reflected in column (g).

(2)	Options vest on January 6, 2008.

(3)	Restricted shares vest on January 2, 2008.

(4)	Restricted shares vest on January 2, 2009.

(5)	Restricted shares vest on January 6, 2010

(6)	Restricted shares vest on January 6, 2011.

(7)	LTIP Units vest on January 6, 2012.

(8)	Restricted shares vest on January 6, 2012.

OPTION EXERCISES AND STOCK VESTED

(a)	(b)		(c)		(d)	(e)

			Option Awards		Stock Awards
			Number of Shares	Value Realized	Number of Shares	Value Realized
	Grant	Vesting	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	Date	Date	(#)	($)	(#)	($)
Kenneth F. Bernstein	1/2/2003	1/2/2007	—	$—	5,000	$125,100
	1/2/2003	1/2/2007			8,000	200,160
	1/2/2004	1/2/2007			11,828	295,937
	1/3/2005	1/2/2007			8,514	213,020
	1/3/2005	1/2/2007			8,940	223,679
	1/6/2006	1/6/2007			5,262	129,603
	1/6/2006	1/6/2007			8,154	200,833
					55,698	$1,388,332

Michael Nelsen	1/2/2004	1/2/2007	—	$—	911	22,793
	1/3/2005	1/2/2007			1,589	39,757
	1/6/2006	1/6/2007			783	19,285
					3,283	$81,835

Joel Braun	1/2/2003	1/2/2007	—	$—	834	$20,867
	1/2/2003	1/2/2007			2,000	50,040
	1/2/2004	1/2/2007			3,498	87,520
	1/3/2005	1/2/2007			3,219	80,539
	1/6/2006	1/6/2007			1,919	47,265
					11,470	$286,231

Joseph Hogan	1/2/2003	1/2/2007	—	$—	334	$8,357
	1/2/2003	1/2/2007			800	20,016
	1/2/2004	1/2/2007			2,020	50,540
	1/3/2005	1/2/2007			1,432	35,829
	1/6/2006	1/6/2007			783	19,285
					5,369	$134,027

Robert Masters	1/2/2003	1/2/2007	—	$—	1,334	$33,377
	1/2/2003	1/2/2007			1,066	26,671
	1/2/2004	1/2/2007			2,181	54,569
	1/3/2005	1/2/2007			1,277	31,951
	1/3/2005	1/2/2007			1,645	41,158
	1/6/2006	1/6/2007			860	21,182
	1/6/2006	1/6/2007			1,106	27,241
					9,469	$236,149

Footnotes:

(1)	Market Value based on the market value of the Company’s Common Shares on the vesting date. The closing prices of the Company’s Common Shares were $25.02 and $24.63 on January 2, 2007 and January 6, 2007, respectively.

Kenneth Bernstein Employment Agreement

In August of 1998, the Company entered into an employment agreement with Kenneth F. Bernstein, pursuant to which Mr. Bernstein served as President. The employment agreement was amended by a first amendment dated January 1, 2001, a second amendment dated January 1, 2004, a third amendment dated January 1, 2006 and a fourth amendment dated January 19, 2007. The employment agreement provides for a three-year term, is renewable for successive daily periods, and is subject to termination in accordance with the terms and conditions of such agreement. Under the terms of the employment agreement, Mr. Bernstein is subject to an annual review and upward adjustment by the Compensation Committee.

Each year during the term of Mr. Bernstein’s employment, the Compensation Committee considers Mr. Bernstein for an incentive bonus (to be determined by the Compensation Committee) and discretionary bonuses payable in cash, Restricted Shares issued under the Restricted Share Bonus Program and Options, or any combination thereof, as the Board of Trustees and the Compensation Committee may approve. The employment agreement also provides for an annual car allowance plus insurance costs for Mr. Bernstein to be maintained by the Company. Mr. Bernstein is also entitled to participate in all benefit plans, health insurance, disability, retirement and incentive compensation plans generally available to the Company’s executives, and is subject to certain non-competition and confidentiality requirements.

The Company has not entered into employment agreements with the other Named Executive Officers. See the discussion before the Potential Payments Upon Termination or Change in Control table for information regarding severance benefits for each of the Named Executive Officers.

Other Post-Employment Payments

The following section describes potential payments and benefits to the Named Executive Officers under the Company’s compensation and benefit plans and arrangements upon termination of employment or a Change in Control of the Company.

The Company has entered into an employment agreement with Mr. Bernstein that provides for certain termination or severance payments to be made by the Company in the event of his termination of employment as the result of his death, disability, discharge without cause, his resignation or termination for Good Reason, or without Good Reason or Change in Control and termination. The Company has also entered into severance agreements with each of the other Named Executive Officers. These arrangements provide for certain termination or severance payments to be made by the Company in the event of his termination of employment as the result of his death, Disability, discharge with or without cause, his resignation or termination for Good Reason or without Good Reason or Change in Control and termination.

The specific circumstances that would trigger payments under the employee and severance agreements are as follows:

For Cause

The Company shall have the right to terminate Named Executive Officer’s employment for “Cause” upon the Named Executive Officer’s: (A) deliberate misrepresentation in connection with, or willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials; (B) failure to perform his duties hereunder (other than any such failure resulting from Named Executive Officer’s incapacity due to physical or mental illness) which failure continues for a period of three (3) business days after written demand for corrective action is delivered by the Company specifically identifying the manner in which the Company believes the Named Executive Officer has not performed his duties; (C) conduct by the Named Executive Officer constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company other than the occasional, customary and de minimis use of the Company’s property for personal purposes; (D) disparagement of the Company, its officers, Trustees, employees or partners; (E) soliciting any existing employee of the Company above the level of an administrative assistant to work at another company; or (F) the commission by the Named Executive Officer of a felony or misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

Death

The Named Executive Officer’s employment shall terminate upon his death.

Disability

The Company shall have the right to terminate Named Executive Officer’s employment due to “Disability” in the event that there is a determination by the Company that the Named Executive Officer has become physically or mentally incapable of performing his duties under the agreement and such Disability has disabled the Named Executive Officer for a cumulative period of one hundred eighty (180) days within a twelve (12) month period.

Good Reason

The Named Executive Officers shall have the right to terminate their employment for “Good Reason”: (A) upon the occurrence of any material breach of the agreement by the Company which shall include but not be limited to: a material, adverse alteration in the nature of Named Executive Officer ‘s duties, responsibilities or authority; (B) upon a reduction in Named Executive Officer’s annual base salary or a material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or a failure to pay such amounts when due which is not cured by the Company within ten (10) days after written notice of such default by the Named Executive Officer, (C) if the Company relocates Named Executive Officer’s office requiring the Named Executive Officer to increase his commuting time by more than one (1) hour, or (D) the Company’s failure to provide benefits comparable to those provided the Named Executive Officer as of the effective date, other than any such failure which affects all comparably situated officers, then the Named Executive Officer shall have the right to terminate his employment, which termination shall be deemed for Good Reason.

Without Cause

The Company shall have the right to terminate the Named Executive Officer’s employment Without Cause.

Change in Control and Termination

“Change in Control” shall mean that any of the following events has occurred: (A) any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any employee benefit plan sponsored by the Company, becomes the “beneficial owner”, as such term is used in Section 13 of the Exchange Act (irrespective of any vesting or waiting periods) of (i) Common Shares in an amount equal to thirty percent (30%) or more of the sum total of the Common Shares issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; provided, however, that in determining whether a Change of Control has occurred, outstanding shares or voting securities which are acquired in an acquisition by (i) the Company or any of its subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries shall not constitute an acquisition which can cause a Change of Control; or (B) the approval of the dissolution or liquidation of the Company; or (C) the approval of the sale or other disposition of all or substantially all of its assets in one (1) or more transactions; or (D) a turnover, during any two (2) year period, of the majority of the members of the Board, without the consent of the majority of the members of the Board as to the appointment of the new Board members.

Kenneth Bernstein Employment Agreement

Mr. Bernstein’s employment agreement provides for certain termination or severance payments to be made by the Company to Mr. Bernstein in the event of his termination of employment as the result of his death, disability, discharge without cause, his resignation or a termination by Mr. Bernstein for Good Reason. If Mr. Bernstein’s employment is terminated either because he is discharged without cause or due to a termination by Mr. Bernstein for Good Reason, the Company will be required to make a lump sum payment equal to among other things, unpaid salary and bonus, and severance salary and bonus, each paid in accordance with the terms and conditions of such agreement.

Other Post-employment Severance and Change in Control Payments Agreements

The Company has entered into severance agreements with each of the other Named Executive Officers. These agreements provide for certain termination or severance payments to be made by the Company to the Named Executive Officer in the event of his termination of employment as the result of his death, Disability, discharge with or without cause, his resignation or a termination by the Named Executive Officer for Good Reason. If the Named Executive Officer’s employment is terminated either because he is discharged without cause (as defined below) or due to a termination by the Named Executive Officer for Good Reason, the Company will be required to make a lump sum payment equal to among other things, unpaid salary and bonus, and unpaid severance salary and bonus, each paid in accordance with the terms and conditions of such agreements. These payments will be reduced to the extent that they would otherwise be considered parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended.

Acceleration of Vesting

In addition, the 1999, 2003 and 2006 Share Incentive Plans provide for accelerated vesting of awards in certain circumstances involving a Change in Control of the Company. These plans also provide for forfeiture of awards in certain circumstances, such as in the event of a termination for cause.

The amount of compensation that would be paid by the Company based on the specific circumstances detailed above are as follows:

Compensation upon Termination of Employment by the Trust for Cause or Voluntarily By the Named Executive Officer

In the event the Company terminates the executive’s employment for Cause, or the executive voluntarily terminates his employment, the Company shall pay the executive any unpaid annual base salary at the rate then in effect accrued through and including the date of termination and any accrued vacation pay. In addition, in such event, the executive shall be entitled to exercise any options which, as of the date of termination, have vested and are exercisable in accordance with the terms of the applicable option grant agreement or plan. All options and all restricted stock granted to the executive which have not vested on the date of termination shall automatically terminate.

Compensation upon Termination of Employment upon Death, Disability, Without Cause or by Mr. Bernstein, for Good Reason or Change in Control and Termination of Employment of Mr. Bernstein

In the event of termination of Mr. Bernstein’s employment as a result of his death, Disability, without Cause or for Good Reason by Mr. Bernstein, the Company shall pay to the Mr. Bernstein, his estate or personal representative, the following:(i) any unpaid accrued salary through and including the date of termination; plus (ii) an amount equal to three times his current salary; (iii) an additional amount equal to three times the average of the cash value of the bonuses (whether awarded as cash incentive bonuses or in Restricted Stock, the value of the latter to be calculated as of the date of the award) awarded to the executive for each of the last two years immediately preceding the year in which Mr. Bernstein’s employment is terminated; (iv) a further amount computed at an annualized rate equal to the average of the cash incentive bonuses awarded to the executive for each of the last two years; (v) reimbursement of expenses incurred prior to date of termination; (vi) all incentive compensation payments whether stock based or otherwise that are subject to a vesting schedule including Restricted Shares, LTIP Units and Options shall immediately vest as of the date of the termination; (vii) continuation of health coverage through the unexpired employment period with the exception of termination upon Death; and (viii) if it is determined by the Company’s tax preparer that as a result of any payment in the nature of compensation made by the Company to the executive, an excise tax may be imposed on the executive. The Company will provide the executive with a full tax gross-up so that on a net after-tax basis, the result to the executive shall be the same as if the excise tax had not been imposed.

Compensation upon Termination of Employment upon Death, Disability, Without Cause or By Other Named Executive Officers for Good Reason

In the event of termination of the executive’s employment as a result of the executive’s Death, Disability, Without Cause or by the executive for Good Reason, the Company shall pay to the executive, the following: (i) any unpaid accrued salary through and including the date of termination; (ii) an amount equal to one year’s salary at the then current annual base; (iii) reimbursement of expenses incurred prior to date of termination; (iv) the executive’s car allowance, if any, for one year ; and (v) a pro rata portion of the executive’s bonus (based upon the average of the last two years’ bonuses).

Compensation upon Change in Control and Termination of Employment for Other Named Executive Officers

In the event of termination of other Named Executive Officer’s employment as a result of a Change in Control and Termination, the Company shall pay to the Named Executive Officer, the following: (i) any unpaid accrued salary through and including the date of termination; (ii) an amount equal to one year’s salary at the then current annual base salary; (iii) reimbursement of expenses incurred prior to date of termination; (iv) the Named Executive Officer’s car allowance, if any, for one year; (v) a pro rata portion of the Named Executive Officer’s bonus (based upon the average of the last two years’ bonuses); (vi) the Company shall pay to the Named Executive Officer an amount equal to six months’ base salary; and (vii) the Company shall continue the Named Executive Officer’s base salary and medical benefits for a period not to exceed the earlier of (a) six months from the date of such termination or (b) the date when Named Executive Officer becomes reemployed.

The following table estimates the potential payments and benefits to the Named Executive Officers upon Termination of employment and Change in Control, assuming the event occurred on December 31, 2007. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time they become eligible for payment and would only be payable if the specified event occurs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

								280G
								Tax
	Cash Severance	Bonus Severance		Options Awards		Stock Awards		Gross Up
Name	($)(1)	($)		($)(5)		($)(6)		($)(7)
Kenneth F. Bernstein
For Cause or Voluntary Resignation	$—	$—		$—		$—		$—
Death	1,380,000	5,525,411	(2)	59,575	(4)	6,655,706	(4)	—
Disability	1,380,000	5,525,411	(2)	59,575	(4)	6,655,706	(4)	—
Good Reason	1,380,000	5,525,411	(2)	59,575	(4)	6,655,706	(4)	—
Without Cause	1,380,000	5,525,411	(2)	59,575	(4)	6,655,706	(4)	—
Change in Control and Termination	1,380,000	5,525,411	(2)	59,575	(4)	6,655,706	(4)	4,212,722

Michael Nelsen
For Cause or Voluntary Resignation	—	—		—		—		—
Death	—	—		—		—		—
Disability	235,000	303,844	(3)	4,107	(4)	732,625	(4)	—
Good Reason	235,000	303,844	(3)	4,107	(4)	732,625	(4)	—
Without Cause	235,000	303,844	(3)	4,107	(4)	732,625	(4)	—
Change in Control and Termination	352,500	303,844	(3)	4,107	(4)	732,625	(4)	—

Joel Braun
For Cause or Voluntary Resignation	—	—		—		—		—
Death	—	—		—		—		—
Disability	300,000	613,188	(3)	10,064	(4)	3,322,539	(4)	—
Good Reason	300,000	613,188	(3)	10,064	(4)	3,322,539	(4)	—
Without Cause	300,000	613,188	(3)	10,064	(4)	3,322,539	(4)	—
Change in Control and Termination	450,000	613,188	(3)	10,064	(4)	3,322,539	(4)	—

Joseph Hogan
For Cause or Voluntary Resignation	—	—		—		—		—
Death	—	—		—		—		—
Disability	235,000	260,963	(3)	4,107	(4)	916,428	(4)	—
Good Reason	235,000	260,963	(3)	4,107	(4)	916,428	(4)	—
Without Cause	235,000	260,963	(3)	4,107	(4)	916,428	(4)	—
Change in Control and Termination	352,500	260,963	(3)	4,107	(4)	916,428	(4)	—

Robert Masters
For Cause or Voluntary Resignation	—	—		—		—		—
Death	—	—		—		—		—
Disability	235,000	270,494	(3)	4,519	(4)	1,194,169	(4)	—
Good Reason	235,000	270,494	(3)	4,519	(4)	1,194,169	(4)	—
Without Cause	235,000	270,494	(3)	4,519	(4)	1,194,169	(4)	—
Change in Control and Termination	352,500	270,494	(3)	4,519	(4)	1,194,169	(4)	—

Footnotes:

(1)

Reflects three years of severance salary for Mr. Bernstein and one year of severance salary for the other NEOs. In the case of a Change in Control and Termination, the other NEOs receive one and one half years severance salary.

(2)	Reflects three years of severance bonuses for Mr. Bernstein.

(3)	Reflects one year of severance bonuses for the other NEOs.

(4)	Reflects the payment upon the immediate vesting of all unvested Options and Restricted Shares.

(5)	Options payments calculated based on the difference between $25.61, the closing price of the Company’s stock on December 31, 2007, and the exercise price of the Options times the number of Options.

(6)	Restricted Share payments based on the number of shares times $25.61, the closing price of the Company’s stock on December 31, 2007.

(7)	Reflects estimated 280G tax gross up in the event of a Change in Control and Termination.

Board of Trustees Compensation

Each Trustee who is not also an officer and full-time employee of the Company or the Operating Partnership receives an annual Trustee fee in the amount of $30,000, comprised of $15,000 cash and $15,000 of unrestricted Common Shares, plus a fee of $1,750 for each meeting of the Board of Trustees attended, $1,500 for each committee meeting attended and $750 for each Board of Trustees or committee meeting attended telephonically. Committee chairs also receive an annual fee of $5,000 with the exception of the Audit Committee chair who receives an annual fee of $7,500. The Lead Trustee receives an annual Lead Trustee fee of $35,000, comprised of $17,500 cash and $17,500 of unrestricted Common Shares in addition to the other Trustee fees.

Trustees who are officers and full-time employees of the Company or the Operating Partnership receive no separate compensation for service as a Trustee or committee member. Additionally, members of the Board of Trustees are reimbursed for travel and lodging expenses associated with attending meetings of the Board of Trustees and committees of the Board of Trustees. Non-management Trustees are also entitled to grants of 2,000 unrestricted Common Shares following the annual meeting of shareholders held during each year during which they serve as Trustees. Accordingly, on May 15, 2007, 2,000 unrestricted Common Shares were granted at an exercise price of $27.64. Effective May 14, 2008, the Common Share component will be subject to a four year vesting schedule.

During 2007, Mr. Wielansky also received fees for providing consulting services to the Company.

See the Board of Trustees Compensation Table below for a summary of the compensation paid to the members of the Board of Trustees during the last fiscal year.

TRUSTEE COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
					Change in
					Pension Value and
	Fees Earned			Non-Equity	Nonqualified Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation			Total
	Cash	Awards	Awards	Compensation	Earnings	All Other		Compensation
Name	($)(3)	($)(4)	($)	($)	($)	Compensation ($)		($)
Lee S. Wielansky(1)	$45,000	$88,089	$—	$—	$—	$100,000	(6)	$233,089
Lorrence T. Kellar	48,500	70,427	—	—	—	—		118,927
Suzanne M. Hopgood	43,500	—	—	—	—	73,287	(7)	116,787
Douglas Crocker II	—	—	—	—	—	111,385	(8)	111,385
Wendy Luscombe	40,250	70,427	—	—	—	—		110,677
Alan S. Forman (2)	37,000	70,427	—	—	—	—		107.427
William T. Spitz	5,275	46,780 (5)	—	—	—	—		52,055

Footnotes:

(1)	Mr. Wielansky is the Independent Lead Trustee.

(2)	Mr. Forman’s Trustee compensation is paid to Yale University.

(3)

See the discussion preceding this table for the general method used to determine each non-employee director’s cash compensation. In addition to the other Trustee fees, non-management Trustees are also entitled to grants of 2,000 unrestricted Common Shares following the annual meeting of shareholders held each year during which they serve as Trustees.

(4)

On May 15, 2007, the Company granted 2,548 unrestricted Common Shares to non-management Trustees and 3,187 unrestricted Common Shares to the Lead Trustee for the Common Shares portion of their annual Trustee fee.

(5)	Represents Mr. Spitz’s pro-rata share of 2007 unrestricted Common Share grants.

(6)

Mr. Wielansky is entitled to receive annual consulting fees totaling $100,000 for providing consulting services to the Company including assisting with the underwriting and analysis of development and redevelopment opportunities as well as assisting with sourcing of direct acquisitions and identifying potential joint venture partners.

(7)	Ms. Hopgood has deferred the Common Share portion of her 2007 Trustee fee of $70,427 and deferred dividends of $2,860.

(8)	Mr. Crocker has deferred $36,000 of his 2007 fees, the Common Share portion of his 2007 Trustee fee of $70,427 and deferred dividends of $4,958.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, in 2007, Mr. Forman (Chair), Mr. Kellar, Mr. Crocker and Mr. Spitz served on our Compensation Committee. During the fiscal year ended December 31, 2007, none of these Trustees was an officer or employee of the Company or any of its subsidiaries, nor is any of these Trustees a former officer of the Company or any of our subsidiaries. In addition, during the last completed fiscal year, none of the executive officers of the Company served as:

  a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Trustees of the Company;

  a director of another entity, one of whose executive officers served on the Company’s Board of Trustees; or

  a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

AUDIT COMMITTEE INFORMATION

Independent Registered Public Accounting Firm Compensation

Audit Fees

The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the audit of the Company’s financial statements as included in the Company’s Form 10-K, fees for Sarbanes-Oxley Section 404 planning and testing relating to the Company’s 2007 and 2006 audits and reviews of the financial statements as included in the Company’s Forms 10-Q, were $725,361 and $670,800 for the years ended December 31, 2007 and 2006, respectively.

All Other Fees

Audit-Related Fees

Additional fees billed for services rendered by BDO Seidman, LLP for the year ended December 31, 2006 of $83,000 was for the review of a convertible debt offering and related retrospective adjustment to historical financial statements filed on a Form 8-K.

Tax Fees

The aggregate fees billed for professional services rendered by BDO Seidman, LLP for tax preparation and compliance were $178,700 and $126,200 for the years ended December 31, 2007 and 2006, respectively.

Policy on Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for approving every engagement of BDO Seidman, LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before BDO Seidman, LLP is engaged to provide those services. The Audit Committee has delegated authority to approve non-audit services in an amount of up to $25,000 to the Chair and the approval of the full Audit Committee is required for non-audit services in an amount greater than $25,000. 100% of audit-related, tax and all other services were approved by the Audit Committee pursuant to the pre-approval policies.

REPORT OF THE AUDIT COMMITTEE (1)

(1) Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report is not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

The Audit Committee presently consists of the following members of the Company’s Board of Trustees: Mr. Kellar, Ms. Hopgood and Ms. Luscombe, all of whom are independent as defined under the listing standards of the New York Stock Exchange.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2007 with the Company’s management. The Audit Committee has discussed with BDO Seidman, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with BDO Seidman, LLP, BDO Seidman, LLP’s independence.

The Audit Committee has considered whether the other fees billed for professional services rendered by BDO Seidman, LLP are compatible with maintaining the principal accountant’s independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Trustees that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Audit Committee

Lorrence T. Kellar, Chairman
Suzanne M. Hopgood
Wendy Luscombe

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company earns fees in connection with its rights to provide asset management, leasing, disposition, development and construction services for an existing portfolio of retail properties and/or leasehold interests in which Klaff Realty L.P. (“Klaff”), a preferred OP Unit holder, has an interest. Net fees earned by the Company in connection with this portfolio were $2.1 million, $3.5 million and $3.6 million for the years ended December 31, 2007, 2006 and 2005, respectively.

On March 22, 2005, the Company completed a transaction with Klaff pursuant to which the Company acquired the balance of Klaff’s retail management business which it had not previously purchased on January 27, 2004. The consideration for the acquisition was $4.0 million in the form of 250,000 restricted common OP Units ($16 per unit). These OP Units may not be sold for five years, subject to a carveout for a change of control, including a change in the chief executive officer. The effective date of the purchase and issuance of the OP Units was February 15, 2005.

During March of 2005 the Company invested $20.0 million in a preferred equity position (“Preferred Equity Investment”) in Levitz SL, L.L.C. (“Levitz SL”), the owner of fee and leasehold interests in 30 current or former Levitz Furniture Store locations (the “Levitz Properties”), totaling 2.5 million square feet.

During June 2006, the Company converted the Preferred Equity Investment to a first mortgage loan and advanced additional proceeds bringing the total outstanding amount to $31.3 million. The loan matures on May 31, 2008 and bears interest at a rate of 10.5%. During 2006, Levitz SL sold one of the Levitz Properties located in Northridge, California and used $20.4 million of the proceeds to pay down the loan. During 2007, Levitz SL sold an additional Levitz Property located in St. Paul Minnesota and used $4.8 million of the proceeds to pay down the first mortgage loan. As of December 31, 2007, the loan balance amounted to $6.1 million and was secured by fee and leasehold mortgages as well as a pledge of the entities owning 13 of the remaining Levitz Properties totaling 1.3 million square feet. Although Levitz Furniture filed for Chapter 7 bankruptcy protection during November 2007, the Company believes the underlying value of the real estate is sufficient to recover the principal and interest due under the mortgage.

Review and Approval of Related Person Transactions.

We review all relationships and transactions in which the Company and our Trustees and Named Executive Officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Trustees and Named Executive Officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, pursuant to its charter, the Audit Committee reviews and approves all related party transactions, which we interpret to include any transaction that is required to be disclosed under SEC rules. The Company does not have any written standards for approving related party transactions. However, the Audit Committee only approves a related party transaction if it believes the transaction is in the best interest of the Company and its shareholders. While the Company has disclosed the transactions with Klaff in this section for the sake of full disclosure, since Klaff does not own more than 5% of any class of our voting securities, disclosure of this related party transaction is not required under SEC rules. The transactions between the Company and Klaff noted above were approved by our Board of Trustees, which consists of seven trustees who are considered independent under the rules of the New York Stock Exchange and our Chief Executive Officer.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company’s Annual Report to Shareholders is being provided to each shareholder of the Company along with this Proxy Statement. Upon written request of any record or beneficial owner of Common Shares of the Company whose proxy was solicited in connection with the Annual Meeting, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2007. A request for a copy of such Annual Report on Form 10-K should be made in writing, addressed to Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605, Attention: Robert Masters.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Trustees does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment in respect to any such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Named Executive Officers, certain other officers and Trustees and persons who own more than ten percent of the Common Shares (collectively, the Reporting Persons) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. As a practical matter, the Company assists its officers and Trustees by monitoring transactions and completing and filing Section 16 reports on their behalf. To our knowledge, based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, Trustees and greater than ten percent beneficial owners were complied with except as set forth below.

		Number of transactions
		not timely filed on	Number of Late
Reporting Persons:	Title:	Form 3/4:	Reports

Joseph Povinelli	Senior Vice President and Director of	0/1	2
	Leasing (former)

Numa Jerome	Senior Vice President and Director of	1/0	1
	Leasing

SUBMISSION OF SHAREHOLDER PROPOSALS

All proposals of any shareholder of the Company which the holder desires be presented at the next annual meeting of Shareholders and be included in the Proxy Statement and form of proxy prepared by the Company for that meeting must be received by the Company at its principal executive offices no later than 5:00 PM EST on December 10, 2008. All such proposals must be submitted in writing to the Corporate Secretary of the Company at the address appearing on the notice accompanying this Proxy Statement.

If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a Trustee, you must do so between February 14, 2009 and March 13, 2009. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and Trustee nominations

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The Company has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, the Company is delivering only one copy of its annual report and proxy statement to multiple shareholders who share the same mailing address and have the same last name, unless the Company has received contrary instructions from an affected shareholder. This procedure reduces the Company’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

The Company will deliver promptly, upon written or oral request, a separate copy of the annual report and proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. A Shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit a request in writing to Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605, Attention: Robert Masters. You may also call (914) 288-8100 to request a copy of the proxy statement and annual report. You may also access the Company’s annual report and proxy statement at www.acadiarealty.com/ proxy.

If you are a shareholder of record and would like to revoke your householding consent and receive multiple copies of the annual report or proxy statement in the future, or if you currently receive multiple copies of these documents and would like only to receive a single copy, please contact the Company at the address listed in the preceding paragraph.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By order of the Board of Trustees,

Robert Masters, Secretary

ACADIA REALTY TRUST
1311 MAMARONECK AVENUE
SUITE 260
WHITE PLAINS, NY 10605

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the
postage-paid envelope we have provided or return it to Acadia
Realty Trust, c/o Broadridge Financial Solutions, Inc., 51
Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ACADI1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ACADIA REALTY TRUST

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES AND EACH OF THE PROPOSALS LISTED BELOW.
				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

Vote On Trustees
1.	Nominees:
	01) Kenneth F. Bernstein 02) Douglas Crocker II 03) Suzanne Hopgood 04) Lorrence T. Kellar	05) Wendy Luscombe 06) William T. Spitz 07) Lee S. Wielansky		*	*	*

Vote On Proposal
								For	Against	Abstain

2.	THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.							*	*	*

3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated.			*

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, Trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

ACADIA REALTY TRUST
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
MAY 14, 2008

This Proxy is Solicited on
Behalf of the Board of Trustees

The undersigned hereby constitutes and appoints Kenneth F. Bernstein and Robert Masters, Esq., or either one of them, as proxies, with full power of substitution, to vote all Common Shares of beneficial interest of Acadia Realty Trust (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the offices of Paul, Hastings, Janofsky & Walker, LLP, which are located at Park Avenue Tower, 75 East 55th Street, New York, NY 10022 at 10:00 o’clock a.m. local time, May 14, 2008 or at any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held
on May 14, 2008 – This Proxy Statement and the Company’s 2007 Annual Report to shareholders are available at www.acadiarealty.com/proxy

Address Changes and/or Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)